As filed with the Securities and Exchange Commission on August 3, 2005


                                                     Registration No. 333-120507

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                               AMENDMENT NO. 5 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               SPEECHSWITCH, INC.
                 (Name of Small Business Issuer in Its Charter)

          New Jersey                      7373                  20-1862816
 (State or Other Jurisdiction       (Primary Standard        (I.R.S. Employer
      of Incorporation or              Industrial           Identification No.)
         Organization)             Classification Code
                                         Number)

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                                 with copies to:

                              Scott Rosenblum, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100
                           Telecopier: (212) 715-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                    Proposed
 Title of Each                      Proposed         Maximum
    Class of                         Maximum        Aggregate     Amount of Fee
 Securities to    Amount to be   Offering Price   Offering Price   Registration
 be Registered     Registered       Per Share          (1)             (2)
--------------------------------------------------------------------------------
 Class A Common
 Stock, no par     10,050,000                        $16,800          $1.97
    value
--------------------------------------------------------------------------------

(1) The shares included herein are being distributed to the stockholders of iVoice, Inc. No consideration will be received by iVoice, Inc. in consideration of such distribution. Consistent with Rule 457(f)(2), since there is no market for shares being distributed, the filing fee is based on the book value of $16,800 of the spun-off subsidiary's assets.

(2) $380.10 previously paid based upon a $3,000,000 book value of the spun-off subsidiary's assets with respect to 10,000,000 of the shares to be registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated August 3, 2005


                               SpeechSwitch, Inc.
                    10,050,000 Shares of Class A Common Stock

      This prospectus relates to the distribution by dividend to all of the stockholders of iVoice, Inc. of up to 10,050,000 shares of SpeechSwitch, Inc. Class A Common Stock (the "Distribution"). SpeechSwitch is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by SpeechSwitch.

      SpeechSwitch is currently a wholly-owned subsidiary of iVoice, Inc. and after the Distribution SpeechSwitch will be an independent public company.

      Holders of iVoice common stock, other than affiliates of iVoice, Inc., will receive one share of SpeechSwitch Class A Common Stock for every 988 shares of iVoice common stock that they hold. Holders of less than 988 shares of iVoice common stock will receive one share of SpeechSwitch Class A Common Stock. Following the Distribution, 100% of the outstanding SpeechSwitch Class A Common Stock will be held by non-affiliates of SpeechSwitch or iVoice, Inc. and 100% of the outstanding SpeechSwitch Class B Common Stock (including securities convertible into such shares) will be beneficially owned by affiliates of SpeechSwitch or iVoice, Inc. No such affiliates will receive shares of SpeechSwitch Class A Common Stock in the Distribution.

      You may be required to pay income tax on all or a portion of the value of the shares of SpeechSwitch Class A Common Stock received by you in connection with this Distribution.

      Currently, no public market exists for SpeechSwitch Class A Common Stock.

      These Securities are speculative and involve a high degree of risk.

      Please refer to "Risk Factors" beginning on page 11.

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 2005.

                                     TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY...........................................................1

SUMMARY OF THE DISTRIBUTION..................................................4

SUMMARY CONDENSED FINANCIAL INFORMATION......................................9

POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE..................10

RISK FACTORS................................................................11

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................27

USE OF PROCEEDS.............................................................27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS...............................................................27

OUR BUSINESS................................................................39

SPEECHSWITCH'S MANAGEMENT...................................................45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................49

PRINCIPAL STOCKHOLDERS......................................................51

DESCRIPTION OF SECURITIES...................................................52

THE DISTRIBUTION............................................................55

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION.........................60

CHANGES IN ACCOUNTANTS......................................................61

REASONS FOR FURNISHING THIS DOCUMENT........................................61

RELATIONSHIP BETWEEN IVOICE AND SPEECHSWITCH FOLLOWING THE DISTRIBUTION.....62

WHERE YOU CAN FIND MORE INFORMATION.........................................62

INDEX TO FINANCIAL STATEMENTS..............................................F-1

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS...........................II-1


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                               PROSPECTUS SUMMARY

Overview

      SpeechSwitch, Inc., which we refer to in this prospectus as "SpeechSwitch," "we", "us" or "the Company," was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide SpeechSwitch with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, SpeechSwitch's business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to SpeechSwitch its lines of business relating to its Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which we refer to collectively in this prospectus as its speech recognition software business, including all intellectual property of iVoice relating to the speech recognition software business, and related liabilities. Following the Distribution, SpeechSwitch will own and operate iVoice's speech recognition software business. Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two other new companies and intends to distribute the stock of those two companies to its stockholders. iVoice will retain cash assets of approximately $6.7 million, no part of which will be transferred to SpeechSwitch. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. iVoice will also continue to seek additional operating income opportunities through potential acquisitions or investments. SpeechSwitch will be a development stage company following the Distribution. Following the Distribution, SpeechSwitch may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      SpeechSwitch intends to continue to develop, market and license the speech recognition line of computerized telephony software relating to the Speech-Enabled Auto Attendant, Name Dialer and Speech SDK products. The Speech-Enabled Auto Attendant is designed to engage callers in a natural language dialog and transfer callers to an extension for the party the caller is trying to reach at any time. Callers can interrupt the auto attendant at any time by barging in on the prompts and simply saying the name of the person, or department they wish to speak to. The Name Dialer product is an automatic phone dialing system that imports contact information for dialing and, in response to the saying by a user of a name included within the imported contact information, places a call for such user to such person. Speech SDK is a tool for software application developers which provides the ability to convert common command and control functions to speech commands.

      On November 5, 2004, iVoice announced its intention to distribute SpeechSwitch Class A Common Stock to its stockholders and to contribute to SpeechSwitch its speech recognition software business upon the effectiveness of required Securities Exchange Commission filings and final approval by the Board of Directors of the terms and conditions of the Distribution.

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice and its stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and that the spin off of the speech recognition software business into SpeechSwitch has provided greater access to capital by allowing the financial community to focus solely on the speech recognition business as a stand alone company. In determining the terms of the spin off of the speech recognition software business and the Distribution, the board considered the ability of iVoice to satisfy its working capital needs as a whole as against the ability of the Speech Enabled Auto Attendant, Name Dialer and Speech SDK products to satisfy its capital needs as a stand alone company. iVoice's present plan, which is subject to change, is to become a technology licensing company, and, in order to effectuate that business plan, iVoice would need to significantly expand its research and development and hire different types of personnel. In addition, the iVoice board believed that, as a result of each company's business plan, the Speech Enabled Auto Attendant, Name Dialer and Speech SDK products as a stand-alone company would more easily be able to obtain financing from third parties than iVoice would. After considering these issues and the relative working capital needs of iVoice and SpeechSwitch, the iVoice board elected not to transfer any part of the current cash balance of iVoice to SpeechSwitch.

      Prior to and after the Distribution, members of the Board of Directors and management of iVoice and SpeechSwitch have had and will have a variety of conflicts of interest, as Mr. Jerome Mahoney, the Chairman of the Board of SpeechSwitch, will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. In addition, following the Distribution, Mr. Mahoney will own iVoice shares and have the right to convert $190,000 (plus accrued and unpaid interest, which interest, as of March 31, 2005, totaled $26,334.97) of indebtedness into 190,000 shares (plus shares attributable to conversion of accrued and unpaid interest) of SpeechSwitch Class B Common Stock which is convertible into the number of shares of SpeechSwitch Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price." Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. For example, if Mr. Mahoney converts $190,000 of the Company's indebtedness owed to him into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of SpeechSwitch, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders. In addition, Mr. Mahoney may be deemed to receive personal benefit as a result of the creation of SpeechSwitch and the Distribution. This relationship could create, or appear to create, potential conflicts of interest when SpeechSwitch's directors and management are faced with decisions that could have different implications for SpeechSwitch and iVoice.


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


      On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were convertible at the option of the holder only after our Class A Common Stock had commenced trading on the Over-the-Counter Bulletin Board. On February 28, 2005, SpeechSwitch's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch. On February 28, 2005, iVoice Technology borrowed an additional $200,000 pursuant to the promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, Speech Switch paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, SpeechSwitch received a credit for fees that would otherwise have been payable upon the issuance of the $800,000 in replacement notes. SpeechSwitch paid Cornell Capital a fee of $20,000 in connection with its $200,000 borrowing. SpeechSwitch's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by SpeechSwitch pursuant to the secured promissory note. This guaranty terminates upon the effectiveness of the registration statement of which this prospectus is a part.


                      Why iVoice Sent This Document To You


      iVoice, Inc. sent you this document because you were an owner of iVoice common stock on the record date. This entitles you to receive a distribution of one share of Class A Common Stock of SpeechSwitch, Inc., which is currently a wholly-owned subsidiary of iVoice, for every 988 iVoice shares you owned on that date. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your SpeechSwitch shares.


      This document describes SpeechSwitch's business, the relationship between iVoice and SpeechSwitch, and how this transaction benefits iVoice and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of SpeechSwitch stock that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and SpeechSwitch's businesses, which are described in this document beginning on page 11.

About Us

      SpeechSwitch was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. These agreements, contracts, understandings and other instruments consisted of financing documentation, employment agreements and an administrative services agreement with iVoice. Since this assignment, iVoice Technology 3 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700. We will be setting up a company website, which will be located at www.speechswitch.com.

                           SUMMARY OF THE DISTRIBUTION

Distributing Company        iVoice, Inc., a New Jersey corporation.  As used in
                            this prospectus, the term iVoice includes iVoice, Inc. and its wholly-owned and majority-owned subsidiaries, other than the Company, as of the relevant date, unless the context otherwise requires.

Distributed Company         SpeechSwitch, Inc., a New Jersey corporation.  As
                            used in this prospectus, the terms "SpeechSwitch", the "Company", "we", "our", "us" and similar terms mean SpeechSwitch, Inc., as of the relevant date, unless the context otherwise requires.


SpeechSwitch Shares to be   iVoice will distribute to iVoice stockholders an
Distributed                 aggregate of  up to 10,050,000 shares of Class A
                            Common Stock, no par value per share, of SpeechSwitch. Mr. Mahoney has agreed to forego receiving any shares of SpeechSwitch Class A Common
                            Stock that he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B
                            Common Stock. Based on approximately 9,994,728,373 iVoice shares outstanding on the Record Date as defined below, all of which will participate in the Distribution, one share of SpeechSwitch Class A
                            Common Stock will be distributed for approximately every 988 shares of iVoice common stock outstanding on the Record Date. SpeechSwitch currently has 10,050,000 shares of Class A Common Stock outstanding. A 100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement of which this prospectus is a part. The shares of SpeechSwitch
                            Class A Common Stock to be distributed will constitute 100% of the SpeechSwitch Class A Common
                            Stock outstanding after the Distribution.
                            Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of SpeechSwitch Class A Common Stock and SpeechSwitch will be an independent public company.


Record Date                 If you own iVoice shares at the close of business
                            on July 29, 2005 (the "Record Date"), then you will receive SpeechSwitch Class A Common Stock in the Distribution. If you own fewer than 988 iVoice shares on the Record Date, then you will receive one share of SpeechSwitch Class A
                            Common Stock.

Distribution Date           We currently anticipate that the Distribution will
                            occur shortly after the effective date of the registration statement. If you are a record holder of iVoice stock, instead of physical stock certificates you will receive from SpeechSwitch's transfer agent shortly after the effective date of the registration statement a statement of your book entry account for the shares of SpeechSwitch Class A
                            Common Stock distributed to you. If you are not a record holder of iVoice stock because such shares are held on your behalf by your stockbroker or other nominee, your SpeechSwitch Class A Common Stock should be credited to your account with your stockbroker or other nominee after the effective date of the registration statement. Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution                On the Distribution Date, the distribution agent
                            identified below will begin distributing certificates representing our Class A Common Stock to iVoice stockholders that have requested physical certificates. You will not be required to make any payment or take any other action to receive your shares of our Class A Common Stock. The distributed shares of our Class A Common Stock will be freely transferable unless you are issued shares in respect of restricted shares of iVoice common stock.

Distribution Ratio          iVoice will distribute to iVoice stockholders an
                            aggregate of up to 10,050,000 shares of Class A
                            Common Stock of SpeechSwitch, based on
                            approximately 9,994,728,373 iVoice shares
                            outstanding on the record date.  Mr. Mahoney has
                            agreed to forego receiving any shares of
                            SpeechSwitch Class A Common Stock that he is or
                            would be entitled to receive in the Distribution by
                            virtue of his ownership of either iVoice Class A
                            Common Stock or iVoice Class B Common Stock.  The
                            actual number of iVoice shares outstanding on the
                            record date that will participate in the
                            Distribution is July 29, 2005.   Therefore, for
                            every 988 shares of iVoice common stock that you own of record on July 29, 2005, you will receive one share of SpeechSwitch Class A Common Stock. The
                            Distribution ratio is subject to change depending upon the number of outstanding shares of iVoice common stock on the Record Date. If you own fewer than 988 shares of iVoice common stock, you will receive one share of SpeechSwitch Class A Common
                            Stock in the Distribution. iVoice shareholders are not receiving shares of SpeechSwitch Class A Common
                            Stock on a one-for-one basis
                            because SpeechSwitch's management has determined that a more modest capital structure and fewer outstanding shares of common stock would be more beneficial for stockholders.

Distribution Agent          Fidelity Transfer Company. Their address is 1800
                            South West Temple, Suite 301, Salt Lake City, Utah
                            84115. Their telephone number is (801) 484-7222.

Transfer Agent and          Fidelity Transfer Company. Their address is 1800
Registrar for the           South West Temple, Suite 301, Salt Lake City, Utah
SpeechSwitch Shares         84115. Their telephone number is (801) 484-7222.

Fractional shares of Our    iVoice will not distribute any fractional shares of
Common Stock                SpeechSwitch Class A Common Stock. In lieu of
                            distributing a fraction of a share of our Class A
                            Common Stock to any iVoice stockholder, fractional shares will be rounded up to the next higher whole number of shares.

Trading Market              We anticipate that our Class A Common Stock will be
                            traded on the Over-the-Counter Bulletin Board under the proposed symbol "____." We expect that a market maker will apply for quotation on the Over-the-Counter Bulletin Board on our behalf prior to the Distribution. No public trading market for our Class A Common Stock currently exists. However, a trading market for the entitlement to receive shares of our Class A Common Stock in the distribution, referred to as a when-issued market, may develop on or after the Record Date for the Distribution.

Dividend Policy             iVoice has not paid cash dividends in the past, and
                            we anticipate that following the Distribution neither SpeechSwitch nor iVoice will pay cash dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by SpeechSwitch and iVoice will be at the sole discretion of their respective boards of directors.

Risk Factors                The distribution and ownership of our Class A
                            Common Stock involve various risks. You should read carefully the factors discussed under "Risk
                            Factors" beginning on page 11. Several of the most significant risks of the Distribution include:

                            o The Distribution may cause the trading price of iVoice Common Stock to decline.

                            o Substantial sales of shares of SpeechSwitch Class A Common Stock may have an adverse impact on the trading price of our Class A Common Stock.

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

                            o There has not been a prior trading market for SpeechSwitch Class A Common Stock and a trading market for our Class A Common Stock may not develop.

                            o The Distribution of SpeechSwitch Class A Common Stock may result in tax liability to you.

                            o iVoice has in the past, and SpeechSwitch may in the future, sell or issue additional unregistered convertible securities which are convertible into common shares of SpeechSwitch, without limitations on the number of common shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal Income Tax          iVoice and SpeechSwitch do not intend for the
Consequences                Distribution to be tax-free for U.S. federal income
                            tax purposes. You will be required to pay income tax on the value of your shares of SpeechSwitch
                            Class A Common Stock received to the extent of the current or accumulated earnings and profits of iVoice. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship with       Prior to the Distribution, iVoice and SpeechSwitch
iVoice After the            have entered or will enter into agreements to
Distribution                transfer to SpeechSwitch selected assets and
                            liabilities of iVoice related to SpeechSwitch's business and to make arrangements for the Distribution. iVoice and SpeechSwitch have entered into an administrative services agreement for the provision of certain services by iVoice to SpeechSwitch following the Distribution. The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch. See "Certain Relationships and
                            Related Transactions". In addition, after the Distribution, we anticipate that one of SpeechSwitch's two directors will also be a director of iVoice. After the Distribution, any arrangements with iVoice that may occur will not be deemed to be on an "arms-length" basis because of the relationships between the boards of directors and executive officers of SpeechSwitch and iVoice, but we will seek to establish terms and conditions at

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

                            least as favorable as those that could be obtained from an independent third party.

Board of Directors of       After the Distribution, SpeechSwitch is expected to
SpeechSwitch                have an initial board of two directors. The initial
                            directors will serve one-year terms. Jerome R.
                            Mahoney and Bruce R. Knef have been identified to serve on the initial board. Jerome R. Mahoney expects to remain on iVoice's board following the Distribution Date.

Management of SpeechSwitch  Mr. Mahoney will serve as Chairman of the Board of
                            SpeechSwitch and will continue to serve as Chairman of the Board and Chief Executive Officer of iVoice, and Mr. Knef will serve as President and Chief Executive Officer of SpeechSwitch. Mr. Mahoney will not provide services to SpeechSwitch on a full-time basis; Bruce Knef will devote substantially all of his time to SpeechSwitch.

Conflicts of Interest       After the Distribution, Mr. Mahoney, the Chairman
                            of the Board of SpeechSwitch, will continue to
                            serve as the Chairman of the Board and Chief
                            Executive Officer of iVoice. Further, Mr. Mahoney
                            will own both iVoice shares and have the right to
                            convert $190,000 of indebtedness (plus accrued and
                            unpaid interest, which interest, as of March 31,
                            2005, was $26,334.97) into more than 190,000 shares
                            of SpeechSwitch Class B Common Stock which is
                            convertible into the number of shares of
                            SpeechSwitch Class A Common Stock determined by
                            dividing the number of shares of Class B Common
                            Stock being converted by a 20% discount of the
                            lowest price at which iVoice had ever issued its
                            Class A Common Stock. There is no limitation on the
                            number of shares of Class A Common Stock we may be
                            required to issue to Mr. Mahoney upon the
                            conversion of this indebtedness. See "Potential
                            Dilution Due to Conversion at Below Market Price."
                            Each share of Class B Common Stock has voting
                            rights equal to 100 shares of Class A Common
                            Stock.  For example, if Mr. Mahoney converts
                            $190,000 of his indebtedness into 190,000 shares of
                            Class B Common Stock, he will have voting rights
                            equal to 19,000,000 shares of Class A Common Stock
                            and will have control over the management and
                            direction of SpeechSwitch, including the election
                            of directors, appointment of management and
                            approval of actions requiring the approval of
                            stockholders.   In addition, Mr. Mahoney may be
                            deemed to receive personal benefit as a result of the creation of SpeechSwitch and the Distribution.
                            This relationship could create, or appear to create, potential conflicts of interest when
                            SpeechSwitch's directors and management are faced with decisions that have different implications for

                            SpeechSwitch and iVoice, such as potential business acquisitions to be made by SpeechSwitch or disputes arising out of any agreements between the two companies. SpeechSwitch does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Certain Anti-takeover       Some of the provisions of SpeechSwitch's
Effects                     certificate of incorporation and bylaws may have
                            the effect of making the acquisition of control of SpeechSwitch in a transaction not approved by SpeechSwitch's board of directors more difficult.

Stockholder Inquiries       Any persons having inquiries relating to the
                            Distribution should contact the Shareholder
                            Services department of the distribution agent at
                            (801) 484-7222 or SpeechSwitch, in writing at SpeechSwitch, Inc., 750 Highway 34, Matawan, NJ
                            07747 Attention: Investor Relations, or by email at information@ivoice.com, or by telephone at (732)
                            441-7700.

                     SUMMARY CONDENSED FINANCIAL INFORMATION

      The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the company as a going concern. SpeechSwitch has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. iVoice allocated operating costs to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and/or research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes that although the financial information was prepared on a pro forma basis, the cost of these services charged are a reasonable representation of the costs that would have been incurred if SpeechSwitch had performed these functions as a stand-alone company. SpeechSwitch relies on iVoice for administrative and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of SpeechSwitch had it been a stand-alone company.


                                                   For the Three       For the Three       For the Year       For the Year
                                                   Months Ended        Months Ended           Ended               Ended
                                                     March 31,           March 31,          December 31,       December 31,
                                                       2005                2004                2004                2003
                                                   -----------         -----------         -----------         ------------

Statement of Operation Data:
Sales                                              $    15,210         $    29,782         $   108,222         $   130,725
--------------------------------------------------------------------------------------------------------------------------
Cost of sales                                            7,368              11,886              37,438              52,974
--------------------------------------------------------------------------------------------------------------------------
Gross profit                                             7,842              17,896              70,784              77,751
--------------------------------------------------------------------------------------------------------------------------
Selling, general, and administrative
Expenses                                               143,427             129,666             480,817             373,307
--------------------------------------------------------------------------------------------------------------------------
Loss from operations                                  (135,585)           (111,770)           (410,033)           (295,556)
--------------------------------------------------------------------------------------------------------------------------
Net Loss                                           $  (165,339)        $  (460,157)        $  (867,050)        $  (444,782)
--------------------------------------------------------------------------------------------------------------------------


                                                    March 31,           December 31,        December 31,
                                                      2005                 2004                2003
                                                   -----------         ------------        ------------

Balance Sheet Data:
--------------------------------------------------------------------------------------------------------
Current Assets                                     $   676,401         $   600,736         $     7,239
--------------------------------------------------------------------------------------------------------
Intangibles                                             14,400              14,400              24,000
--------------------------------------------------------------------------------------------------------
Liabilities                                          1,082,164             841,160               2,659
--------------------------------------------------------------------------------------------------------
Stockholders' equity (deficiency)                     (391,363)           (226,024)             28,580
--------------------------------------------------------------------------------------------------------

           POTENTIAL DILUTION DUE TO CONVERSION AT BELOW MARKET PRICE


      The net tangible book value of SpeechSwitch as of December 31, 2004 was ($240,424) or ($.02392) per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of SpeechSwitch (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since no proceeds from this offering will be paid to SpeechSwitch, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted if and when common stock is issued under the proposed equity line of credit. The amount of dilution will depend on the offering price and number of shares to be issued under the proposed equity line of credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.

      If we assume that SpeechSwitch will issue 1,052,631,579 shares of Class A Common Stock under its proposed equity line of credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit, excluding the commitment fee), less a retention fee of $600,000, offering expenses of $113,500, and the repayment of the promissory note, our net tangible book value as of December 31, 2004 would have been $8,246,076 or $0.00758 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of

$.03150 per share and an immediate dilution to new stockholders of $.00242 per share, or 24.2%. The following table illustrates the per share dilution:

Assumed public offering price per share                                $ 0.01000
Net tangible book value per share before this offering     ($0.02392)
Increase attributable to new investors                      $0.03150
                                                           ---------

Net tangible book value per share after this offering                  $ 0.00758

Dilution per share to new stockholders                                 $ 0.00242
                                                                       =========

      The conversion price of our Class A Common Stock is based on the then-existing market price. In order to provide you an example of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed market prices (assuming Mr. Mahoney converts $190,000 of indebtedness based on a conversion rate equal to 80% of the assumed market price):

     Assumed Market   No. of Shares to   Dilution per Share
          Price         be issued (1)     to New Investors
     --------------     -------------     ----------------

         $0.0100          23,750,000          $0.00242
         $0.0075          31,666,667          $0.00180
         $0.0050          47,500,000          $0.00119
         $0.0025          95,000,000          $0.00059


                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Distribution and SpeechSwitch's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of SpeechSwitch could be materially adversely affected. If that happens, the trading prices of SpeechSwitch shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Distribution and SpeechSwitch. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

Risks Related to Our Business

SpeechSwitch will face many of the difficulties that companies in the early stage may face.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace and the emerging nature of the speech recognition software industry, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time its Speech-

Enabled Auto Attendant, Name Dialer and Speech SDK products have been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face as they are described below. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

SpeechSwitch has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, SpeechSwitch does not have an operating history as an independent public company. Historically, since the businesses that comprise each of SpeechSwitch and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, SpeechSwitch will be able to rely only on the speech recognition software business for such requirements. iVoice has operated the Speech recognition software business since the first quarter of 2000. The speech recognition software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, SpeechSwitch's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, SpeechSwitch will maintain its own credit and banking relationships and perform its own financial and investor relations functions. SpeechSwitch may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

iVoice's operations demonstrate a history of net losses and cash flow shortfalls and SpeechSwitch's likely will as well.

      iVoice, of which SpeechSwitch was a part, has incurred recurring operating losses. iVoice used cash in operations of approximately $1,213,000 and $1,142,000 during the years ended December 31, 2004 and 2003, respectively, and has a history of net losses. iVoice had a cash balance of approximately $8,000,000 and $4,500,000 at December 31, 2004 and 2003, respectively, and current assets exceeded current liabilities by approximately $5,100,000 and $3,200,000 at December 31, 2004 and 2003, respectively. iVoice had stockholders' equity of approximately $5,400,000 and $3,400,000 at December 31, 2004 and 2003, respectively The speech recognition software business had net losses of approximately $867,000 and $445,000 for the years ended December 31, 2004 and 2003, respectively, and cash used in operations of approximately $836,000 and $417,000 for the same periods, respectively. iVoice has been and may, in the future, be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2004 and the three months ending March 31, 2005, substantially all of this financing has been provided by iVoice, Inc. and

Cornell Capital Partners. There can be no assurance that SpeechSwitch will have operations separately that fare any better than those of iVoice.

Our historical information has limited relevance to our results of operations as a separate company.

      The historical financial information we have included in this prospectus does not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. This is because iVoice did not account for us as, and we were not operated as, a single stand-alone business for the periods presented. For more information about the preparation of our financial statements from the financial statements of iVoice, see "Summary Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SpeechSwitch has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern.

      SpeechSwitch has received a report from its independent auditors for the fiscal years ended December 31, 2004 and December 31, 2003 containing an explanatory paragraph that describes the uncertainty regarding the Company's ability to continue as a going concern due to its historical negative cash flow and because, as of the date of the auditors' opinion, the Company did not have access to sufficient committed capital to meet its projected operating needs for at least the next 12 months.

      Our consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our consolidated financial statements as a result of the going concern modification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we could have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

      There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

SpeechSwitch's future revenue and operating results are unpredictable and may fluctuate, which could cause SpeechSwitch's stock price to decline.

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

      o the timing of sales of our products and services, particularly in light of our minimal sales history;

      o the introduction of competitive products by existing or new competitors;

      o     reduced demand for any given product;

      o     difficulty in keeping current with changing technologies;

      o unexpected delays in introducing new products, new product features and services;

      o increased or uneven expenses, whether related to sales and marketing, product development or administration;

      o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

      o     the mix of product license and services revenue;

      o seasonality in the end-of-period buying patterns of foreign and domestic software markets;

      o     the market's transition between operating systems; and

      o     costs related to possible acquisitions of technology or businesses.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

SpeechSwitch has in the past and may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.


      We have relied on the private placement of convertible debentures and secured promissory notes to obtain working capital and may continue to do so in the future. As of the date of the registration statement of which this prospectus is a part, however, we have outstanding convertible obligations. The $190,000 promissory note owing to Mr. Mahoney provides that, at Mr. Mahoney's option, principal and interest due on the note can be converted into shares of the Company's Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which SpeechSwitch had ever issued its Class A Common Stock. There is no limit upon the number of shares that we may be required to issue upon conversion of any of these obligations.

      In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

      In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock,

      o the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

      o increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock,

      o the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company, and

      o in the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

      In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

      We are required to convert our existing convertible obligations based upon a formula that varies with the market price of our common stock. As a result, if the market price of our Class A Common Stock increases after the issuance of our convertible obligations, it is possible, that, upon conversion of our convertible obligations, we will issue shares of Class A Common Stock at a price that is far less than the then-current market price of our Class A Common Stock.

      If the market price of our Class A Common Stock decreases after our issuance of any convertible obligations, upon conversion, we will have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

      For more information, please see "Potential Dilution Due to Conversion at Below Market Price."

If SpeechSwitch loses the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

      We are dependent on our key officers and directors, including Jerome R. Mahoney and Bruce R. Knef, our Chairman of the Board and our President and Chief Executive Officer, respectively. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, SpeechSwitch has entered into employment contracts with Jerome Mahoney and Bruce Knef. However, Mr. Knef's employment agreement has a term of only one year.

Our potential future business acquisitions may be unpredictable and may cause our business to suffer.

      SpeechSwitch may seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on SpeechSwitch's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on SpeechSwitch's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of SpeechSwitch to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of SpeechSwitch. Furthermore, through the acquisition of additional businesses, SpeechSwitch may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While SpeechSwitch may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, SpeechSwitch, in all likelihood, will have the ability to effect only a single business acquisition at one time. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

Members of SpeechSwitch's Board of Directors and management may have conflicts of interest after the Distribution; SpeechSwitch does not have any formal procedure for resolving conflicts in the future.

      After the Distribution, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $190,000 of indebtedness into 190,000 shares of SpeechSwitch Class B Common Stock which are convertible into the number of shares of SpeechSwitch Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. In addition, Mr. Mahoney has the right to convert the amount of all accrued and unpaid interest on such indebtedness into one share of SpeechSwitch Class B Common Stock for each dollar of accrued and unpaid interest. As of March 31, 2005, accrued and unpaid interest on this indebtedness was $26,334.97. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. In addition, following the Distribution, we anticipate that Mr. Mahoney, the Chairman of the Board of SpeechSwitch will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when SpeechSwitch's directors and management are faced with decisions that could have different implications for SpeechSwitch and iVoice. For example, Mr. Mahoney may experience conflicts of interest with respect to the allocation of his time, services and functions among iVoice, SpeechSwitch and any other projects. Other examples could include potential business acquisitions that would be suitable for either SpeechSwitch or iVoice, activities undertaken by iVoice in the future that could be in direct competition with SpeechSwitch, or the resolution of disputes arising out of the agreements governing the relationship between iVoice and SpeechSwitch following the Distribution. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of SpeechSwitch following the Distribution. Furthermore, SpeechSwitch does not have any formal procedure for resolving such conflicts of interest should they arise following the Distribution.

SpeechSwitch's industry is characterized by rapid technological change and failure to adapt our product development to these changes may cause our products to become obsolete.

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

SpeechSwitch stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

      On March 9, 2005, we obtained a non-binding letter of commitment from Cornell Capital Partners to provide a $10 million standby equity line of credit. If working capital or future acquisitions are financed through the issuance of equity securities, such as through the possible sale of Class A Common Stock on the terms of the non-binding commitment from Cornell Capital Partners, L.P. (see "Certain Relationships and Related Transactions" beginning on page 49), SpeechSwitch stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on SpeechSwitch shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the SpeechSwitch Class A Common Stock.

      Except for the potential sale of Class A Common Stock to Cornell Capital Partners on the terms of the non-binding commitment, SpeechSwitch currently has no expectations or plans to conduct future equity offerings. Management believes that if the transactions contemplated by the non-binding commitment are consummated, the Company will have sufficient capital resources to conduct its business as currently planned over the 12-month period following the Distribution.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with SpeechSwitch. Furthermore, if a definitive agreement is executed, Cornell Capital Partners is under no obligation to purchase shares of Class A Common Stock unless certain conditions are satisfied by SpeechSwitch, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to such Class A Common Stock declared effective. If Cornell

Capital Partners does not execute the definitive agreements or SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $466,000 and, assuming that SpeechSwitch has no revenues, Speech Switch expects to have aggregate liabilities of approximately $466,000, which includes salaries for SpeechSwitch's officers and employees for the year ending December 31, 2005. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and SpeechSwitch is unable to obtain funds from the equity line of credit, management believes that SpeechSwitch can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

The trend toward consolidation in SpeechSwitch's industry may impede its ability to compete effectively.

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

SpeechSwitch faces intense price-based competition for licensing of its products which could reduce profit margins.

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Neither iVoice nor SpeechSwitch has experienced any pressure from price competition on the pricing of its speech recognition software products in the past, but SpeechSwitch believes that this pressure could occur in the future.

SpeechSwitch may be unsuccessful in adapting to changes in the dynamic technological environment of telecommunications in a timely manner.

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected.

SpeechSwitch may be unsuccessful in continuing existing distribution channels or in developing new distribution channels.

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We intend to assume iVoice's relationships and contractual arrangements with these dealers and resellers. However, there can be no assurance that these dealers and resellers will wish to continue their existing arrangements, or create new arrangements, with us. If we cannot continue to use iVoice's existing dealer and reseller channels, we will need to develop a new network of dealers and resellers. However, we may not be able to effectively develop our own network of resellers and dealers to distribute our software products. If we cannot assume iVoice's existing distribution channels and we cannot develop our own new distribution channels, this would have a material adverse effect on us and our financial condition. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

Restrictive product return policies may limit SpeechSwitch's sales and penetration into the marketplace.

      SpeechSwitch only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchaser products directly from SpeechSwitch may not return such products to SpeechSwitch under any circumstances. Such policies may deter resellers and end users from purchasing our products in a competitive and quickly evolving marketplace, and have a material adverse effect on our ability to remain competitive with similar products.

SpeechSwitch may depend on distribution by resellers and distributors for a significant portion of revenues.

      We may distribute some of our products through resellers and distributors. Direct customer sales contracts do not typically result in year-after-year business, as they are for a single fixed order of products. In 2004, four direct customers, none of which were resellers or distributors, generated approximately 51% of the revenue of SpeechSwitch of the revenue for the Company through one-time sales contracts that will be unlikely to impact revenues in future periods. These contracts were with the City of Atlantic City, the NYC Department of Transportation, AMDEV Communications and Phone Extra and represented 18%, 13%, 13% and 7% of our revenues, respectively. We intend to assume iVoice's existing relationships and contractual relationships with its resellers and distributors. To effectively do so, we must establish and maintain good working relationships with these resellers and distributors. If we are unsuccessful in establishing and maintaining relationships with iVoice's existing resellers and distributors or with new resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected. SpeechSwitch does not have any material relationship with any single distributor or reseller.

The limited scope of results of SpeechSwitch's research and development may limit the ability of SpeechSwitch to expand or maintain its sales and products in a competitive marketplace.

      SpeechSwitch currently has no plans to engage in research and development of new products or improvements on existing technologies. Failure to engage in such research and to develop new technologies or products or upgrades, enhancements, applications or uses for existing technologies may place SpeechSwitch at a competitive disadvantage in the marketplace for its products. As no current research and development program currently exists within SpeechSwitch, any future research and development programs could cause us to incur substantial fixed costs which may result in such programs being prohibitively expensive to initiate without substantial additional financing being obtained on favorable terms. Also, the lack of any current research and development program may result in an extended launch period for a research and development program at a point in our business when time is of the essence. These delays could have a material adverse effect on the amount and timing of future revenues.

      Such limited research and development may also adversely affect the ability of SpeechSwitch to test any new technologies which may be established in the future in order to determine if they are successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

If SpeechSwitch must restructure its operations, valuable resources will be diverted from other business objectives.

      We intend to continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

Potential software defects and product liability could result in delays in market acceptance, unexpected costs and diminished operating results.

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim may have a material adverse effect on our business, operating results and financial condition.

SpeechSwitch relies on third party technologies which may not support SpeechSwitch products.

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

SpeechSwitch faces aggressive competition in many areas of the business, and the business will be harmed if SpeechSwitch fails to compete effectively.

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. Our competition may engage in research and development to develop new products and periodically enhance existing products in a timely manner, while we have no established plan or intention to engage in any manner of research or development. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers.

We may not be able to access sufficient funds when needed.

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided, through the possible sale of Class A Common Stock on the terms of the non-binding letter of intent to provide an equity line of credit from Cornell Capital Partners.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with SpeechSwitch. Furthermore, if definitive agreements are executed Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock, Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by SpeechSwitch, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to such Class A Common Stock declared effective. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If Cornell Capital Partners does not execute the definitive agreements or SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. If we obtain the equity line of credit, we cannot assure you that we will be able to access such financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Our obligations under the secured promissory note are secured by substantially all of our assets.

      Our obligations under the secured promissory note issued to Cornell Capital Partners are secured by substantially all of our assets. As a result, if we default under the terms of the secured promissory note, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Chairman of the Board of SpeechSwitch, may have control over the management and direction of SpeechSwitch.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness, together with any accrued and unpaid interest on the indebtedness (which accrued and unpaid interest, as of March 31, 2005, totaled $26,334.97) into 190,000 shares (plus shares receivable upon conversion of accrued and unpaid interest on the promissory note) of SpeechSwitch Class B Common Stock, which Class B Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. Interest accrues on the outstanding principal balance of the note at a rate of 2% per annum. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. If Mr. Mahoney converts his indebtedness into 190,000 shares of Class B Common Stock, he will have voting rights equal to 19,000,000 shares of Class A Common Stock and will have control over the management and direction of SpeechSwitch, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

      In addition, Bruce Knef, our President and Chief Executive Officer, has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to certain shares of our Common Stock that are owned at any time by Mr. Knef.

SpeechSwitch's management team is new and its working relationships are untested.

      We have only recently assembled our management team as part of the Distribution and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Distribution. As a result, we may be unable to effectively develop and sell our software products and SpeechSwitch, as a business, may fail.

SpeechSwitch relies on intellectual property and proprietary rights which may not remain unique to SpeechSwitch.

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We have obtained two patents and have two pending patent applications on our proprietary technology that we believe to be material to our future success and may obtain additional patents in the future. Our existing and future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. Although we have obtained patents and have pending patent applications, we may not be able to continue to develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. Although we have obtained two U.S. patents, we do not own any foreign patents or registered intellectual property. We may not be able to obtain additional issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

SpeechSwitch may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

      o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

      o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

      o     redesign our products, which would be costly and time-consuming.

SpeechSwitch may incur increased expenses after the administrative services agreement with iVoice is terminated.

      In connection with its spin-off, SpeechSwitch has entered into an administrative services agreement with iVoice. Under this agreement, iVoice is providing SpeechSwitch with services in such areas as inventory purchasing, material and inventory control, employee benefits administration, payroll, financial accounting and reporting, and other areas where SpeechSwitch needs assistance and support. The agreement will continue following the completion of the Distribution on a month-to-month basis. Upon termination of the agreement, SpeechSwitch will be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which SpeechSwitch has been required to pay under the administrative services agreement.

Risks Relating to the Distribution

The Distribution may cause the trading price of iVoice common stock to decline.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the intended distributions of the two other new subsidiaries of iVoice to the iVoice stockholders, iVoice's operating assets will consist of its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the SpeechSwitch Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution.

      The combined trading prices of iVoice common stock and the SpeechSwitch Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the SpeechSwitch Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

Substantial sales of shares of SpeechSwitch Class A Common Stock may have an adverse impact on the trading price of the SpeechSwitch Class A Common Stock.

      After the Distribution, some SpeechSwitch stockholders may decide that they do not want shares in a company consisting of the speech recognition software business operations, and may sell their SpeechSwitch common stock following the Distribution.

      Based on the number of shares of iVoice common stock anticipated to be outstanding on the record date and the number of shares of iVoice common stock anticipated to be outstanding on the Record Date and that will actually participate in the Distribution, iVoice will distribute to iVoice stockholders a total of up to 10,050,000 shares of SpeechSwitch Class A Common Stock. Under the United States federal securities laws, substantially all of these shares may be resold immediately in the public market, except for (1) shares of SpeechSwitch Class A Common Stock held by affiliates of SpeechSwitch or (2) shares which are issued in respect of restricted shares of iVoice common stock. SpeechSwitch cannot predict whether stockholders will resell large numbers of shares of SpeechSwitch Class A Common Stock in the public market following the Distribution or how quickly they may resell these shares of SpeechSwitch Class A Common Stock. If SpeechSwitch stockholders sell large numbers of shares of SpeechSwitch Class A Common Stock over a short period of time, or if investors anticipate large sales of shares of SpeechSwitch Class A Common Stock over a short period of time, this could adversely affect the trading price of the SpeechSwitch Class A Common Stock.

There has not been any prior trading market for the SpeechSwitch Class A Common Stock and a trading market for the SpeechSwitch Class A Common Stock may not develop.

      There is no current trading market for the SpeechSwitch Class A Common Stock, although a when-issued trading market may develop prior to completion of the Distribution. We anticipate that the SpeechSwitch Class A Common Stock will be listed on the Over-the-Counter Bulletin Board under the proposed symbol "___."

      Shares of SpeechSwitch Class A Common Stock may not be actively traded or the prices at which the SpeechSwitch Class A Common Stock will trade may be low. Some of the iVoice stockholders who receive SpeechSwitch Class A Common Stock may decide that they do not want shares in a company consisting of the speech recognition software business, and may sell their shares of SpeechSwitch Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in SpeechSwitch Class A Common Stock for a period of time following the Distribution. Until the shares of SpeechSwitch Class A Common Stock are fully distributed and an orderly market develops, the prices at which the SpeechSwitch Class A Common Stock trade may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for SpeechSwitch Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, SpeechSwitch's results of operations, what investors think of SpeechSwitch and the speech recognition software industry, changes in economic conditions in the speech recognition software industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of the SpeechSwitch Class A Common Stock.

Our common stock is deemed to be "penny Stock" which may make it more difficult for investors to sell their shares due to suitability requirements.

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3A51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o in issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether in investment in a penny stock is a suitable investor for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

If we are able to sell shares of our Class A Common Stock to Cornell Capital Partners, stockholders would experience significant dilution from such sale of shares.

      Under the terms of the non-binding letter of intent received by SpeechSwitch, if we executed definitive agreements and satisfy the conditions therein, SpeechSwitch may issue and sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. As stated above under " -- We may not be able to access sufficient funds when needed," the commitment provides that our ability to obtain funds under any definitive agreement will be subject to the satisfaction of certain conditions that we may not be able to satisfy. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." If we consummate the transactions contemplated by the commitment and are able to sell such shares of Class A Common Stock to Cornell Capital Partners, such sale of shares will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, if our stock price declines, the price at which we sell such shares to Cornell Capital Partners could decrease, and we would need to issue a greater number of shares of Class A Common Stock. If our stock price is lower, then SpeechSwitch stockholders would experience greater dilution.

The Distribution of SpeechSwitch Class A Common Stock may result in tax liability to you.

      You will be required to pay income tax on the value of your shares of SpeechSwitch Class A Common Stock received to the extent of the current or accumulated earnings and profits of iVoice. Any excess will be treated as a tax-free return of capital and thereafter as capital gain. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

      SpeechSwitch will receive no proceeds from the distribution of securities in this Distribution.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Overview

      SpeechSwitch has traditionally operated as a non-reporting component of iVoice and accordingly the financial statements discussed below have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. These financial statements do not necessarily reflect the financial position, results of operations and cash flows of SpeechSwitch had it been a stand-alone entity.

      SpeechSwitch seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide SpeechSwitch with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, SpeechSwitch's business will be formed from the contribution by iVoice of certain assets and related liabilities on or about the effective date of the registration statement of which this prospectus is a part. In connection with a reorganization of iVoice, immediately prior to the Distribution, iVoice will transfer to SpeechSwitch its speech recognition software business and related liabilities, including all intellectual property of iVoice relating to the speech recognition software business. The board and management of iVoice has elected not to transfer any part of the working cash balance of iVoice to SpeechSwitch. Based upon the current intention of SpeechSwitch not to conduct any research and development or hire additional employees and instead to focus on the sale of the existing speech recognition technology, the board has determined that, on balance, SpeechSwitch has the ability to satisfy its working capital needs as a whole. The board and management of iVoice also determined that SpeechSwitch has the ability to obtain financing to satisfy any addition working capital needs as a stand-alone company.

      The emerging nature of the speech recognition software industry and unforeseen expenses from the separation from iVoice, make it difficult to assess the future growth of SpeechSwitch.

      The speech recognition software business has operated at a loss in the past for iVoice, and as an independent company such losses may continue or increase. Additionally, SpeechSwitch's business has relied on iVoice for financial, administrative and managerial expertise in conducting its operations. Following the Distribution, SpeechSwitch will develop and maintain its own credit and banking relationships and perform its own financial and investor relations functions. SpeechSwitch may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, and the development of such structure will require a significant amount of management's time and other resources.

      SpeechSwitch has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. SpeechSwitch has received a going concern opinion from its auditors. Its continuation as a going concern is dependent upon obtaining the financing necessary to operate its business. Our financing needs are expected to be provided, in large part, from the sale of Class A Common

Stock to Cornell Capital Partners pursuant to the terms of definitive documents executed pursuant to the non-binding letter of intent SpeechSwitch has received from Cornell Capital. Such Class A Common Stock would then be sold to Cornell Capital Partners at the discretion of the Company to fund working capital needs. However, Cornell Capital Partners is under no obligation to execute any definitive agreements with SpeechSwitch. Furthermore, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock until the execution of the definitive agreements, following which Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by SpeechSwitch, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. See "- Liquidity and Capital Resources." If Cornell Capital Partners does not execute the definitive agreements or SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of any definitive documents, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Separation From iVoice

      SpeechSwitch was incorporated under the laws of the State of New Jersey on November 10, 2004, as a wholly-owned subsidiary of iVoice. SpeechSwitch will have no material assets or activities until the contribution of the speech recognition software business described in this prospectus. After the Distribution, SpeechSwitch will be an independent public company, with iVoice having no continuing ownership interest in SpeechSwitch.

      On November 11, 2004, SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Knef and the administrative services agreement. Since this assignment, iVoice Technology 3 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch.

      SpeechSwitch's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to SpeechSwitch from iVoice as part of the Distribution. The financial information included in this prospectus, however, is not necessarily indicative of what SpeechSwitch's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      SpeechSwitch will operate the speech recognition software business. This business has historically operated as a non-reportable segment of iVoice due to its low sales volume and business activity relative to its other business activities. Even if SpeechSwitch was to operate the speech recognition software business on a stand alone basis, management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of the speech recognition software business. SpeechSwitch intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for its speech recognition software products. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on its speech recognition software products, SpeechSwitch's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of the registration statement of which this prospectus is a part, SpeechSwitch will be allocated the iVoice corporate assets, liabilities and expenses related to the speech recognition software business, including the speech recognition software and all intellectual property of iVoice relating to the speech recognition software business and the assignment of iVoice's existing agreements and arrangements with dealers and resellers. This allocation of assets, liabilities and expenses will be based on an estimate of the proportion of such amounts allocable to SpeechSwitch, utilizing such factors as total revenues, employee headcount and other relevant factors. SpeechSwitch believes that these allocations have been made on a reasonable basis. SpeechSwitch believes that all costs allocated to SpeechSwitch are a reasonable representation of the costs that SpeechSwitch would have incurred if SpeechSwitch had performed these functions as a stand-alone company.

      In conjunction with the separation of the speech recognition software business from iVoice, SpeechSwitch entered into an administrative services agreement with iVoice for the provision of certain services by iVoice to SpeechSwitch following the Distribution. This agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself. See "Relationship Between iVoice and SpeechSwitch Following the Distribution" for a description of the administrative services agreement. Following termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch. SpeechSwitch has no current intention to terminate the administrative services agreement, seek replacement services or provide services for itself in the near future.


      iVoice announced in September 2004 its intention to distribute our shares to its stockholders upon effectiveness of required Securities and Exchange Commission filings, including the registration statement of which this prospectus is a part.


Results of Operations for the Year Ended December 31, 2004 as Compared with the Year Ended December 31, 2003

      All revenues reported by SpeechSwitch are derived from the license of our speech recognition software products. Total revenues for the year ended December 31, 2004 and December 31, 2003 were $108,222 and $130,725, respectively. The speech recognition software business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the speech recognition software business is attributable to the minimal resources made available by iVoice for the sales and marketing of the speech recognition software products. Management feels that the sales of the speech recognition software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If SpeechSwitch can obtain funds under the equity line of credit, SpeechSwitch will be able to devote more resources to operating the business. See " -- Liquidity and Capital Resources."

      Gross margin for the year ended December 31, 2004 and December 31, 2003 was $70,784 (65.4%) and $77,751 (59.5%), respectively. The increase in gross margin % is a result of a change in the products and services mix being sold. In the year ending December 31, 2004, SpeechSwitch provided more consulting and maintenance services, which have higher gross margins than the sale of software products. The overall decrease in gross margin is due to lower sales.

      Total operating expenses increased to $480,817 for the year ended December 31, 2004 from $373,307 for the year ended December 31, 2003, an increase of $107,510, or 28.8%. This increase in the current year is attributable to accrued professional and consulting fees in connection with financing the operation of the business and the anticipated registration of shares of SpeechSwitch. These increases were partially offset by reductions in research & development and amortization expenses.

      As of December 31, 2004, SpeechSwitch had 3 full-time employees and 1 part-time employee.

      The loss from operations for the year ended December 31, 2004 was $(410,033) compared to $(295,556) for the year ended December 31, 2003, an increase in the loss of $114,477. As discussed above, this increase in the loss was attributable to lower sales and accrued professional and consulting fees incurred in connection with financing the operation of the business and the anticipated registration of shares of SpeechSwitch.

Other income (expense) on the Statements of Operations for the year ended December 31, 2004 were $457,017 as compared to $149,226 for the year ended December 31, 2003, an increase of $307,791. During the year ended December 31, 2004, SpeechSwitch recorded $514,157 of interest and financing costs. Of these costs, $406,150 was attributed to allocations from the parent for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements during 2004 and $80,000 was paid to Cornell Capital for fees related to the issuance of $800,000 of secured convertible debentures. Accrued interest expense on the secured debentures was $10,027 in 2004. A significant portion of iVoice, Inc.'s interest expense was allocated to SpeechSwitch in 2004 and 2003 as a result of the funding for the loss from operations. These amounts are $17,980 and $222,377. respectively. Other income primarily consists of $29,258 related to the write-off of certain accounts payable and $27,026 in interest income. In future periods, SpeechSwitch will incur additional interest expense and additional fees related to the borrowings from the promissory notes owing to Cornell Capital Partners and, if the equity line of credit is consummated, the sale of shares to fund working capital needs.

There is no assurance that SpeechSwitch will enter into the equity line of credit, or, if it does obtain such line of credit, be able to raise funds by selling its common stock.

Results of Operations for the three months ending March 31, 2005 as Compared with the three months ending March 31, 2004.

      All revenues reported by SpeechSwitch are derived from the license of our speech recognition software products. Total revenues for the three months ended March 31, 2005 and March 31, 2004 were $15,210 and $29,782, respectively. The speech recognition software business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the speech recognition software business is attributable to the minimal resources made available by iVoice for the sales and marketing of the speech recognition software products. Management feels that the sales of the speech recognition software products may increase if greater financial and operational resources are made available for the sales and marketing of the products. If SpeechSwitch can obtain funds under the equity line of credit, SpeechSwitch will be able to devote more resources to operating the business. See "Liquidity and Capital Resources.

      Gross margin for the three months ended March 31, 2005 and March 31, 2004 was $7,842 (51.6%) and $17,896 (60.1%), respectively. The decrease in gross margin percentage is a result of a change in the hardware and software mix being sold. In the three months ending March 31, 2005, SpeechSwitch provided a greater mix of hardware for turnkey systems, which has a lower gross margin percentage than the sales of software products and maintenance contracts. The overall decrease in gross margin is primarily due to the lower sales.

      Total operating expenses increased to $143,427 for the three months ended March 31, 2005 from $129,666 for the three months ended March 31, 2004, an increase of $13,761, or 10.6%. This increase in the current three months is primarily attributable to the hiring of the full-time president in the 4th quarter of 2004. This increase was partially offset by reductions in selling, research and development and amortization expenses.

      As of March 31, 2005, SpeechSwitch had four full-time employees and one part-time employee.

      The loss from continuing operations before other income (expense) for the three months ended March 31, 2005 was $135,585 compared to a loss of $111,770 for the three months ended March 31, 2004, an increase in the loss of $23,815. As discussed above, this increase in the loss was attributable to lower sales and hiring of the full-time president of SpeechSwitch.

      Total other income (expense) for the three months ended March 31, 2005 were $29,754, as compared to $348,387 for the three months ending March 31, 2004, a decrease of $318,633. During the three months ending March 31, 2005, SpeechSwitch recorded $11,021 of interest expense and $20,000 financing costs on the issuance of $200,000 of secured convertible debentures. In the three months ending March 31, 2004, iVoice, Inc. allocated $354,698 for financing costs, $2,512 for interest expenses and $8,823 for other income to SpeechSwitch. The allocated finance costs were for stock issued and fees paid to Cornell Capital for initial and additional financing arrangements. The allocated other income was primarily from interest earned on the cash accounts. The allocated interest expense was for accrued interest on related party debts.

      Net loss for the three months ending March 31, 2005 was $165,339 as compared to a loss of $460,157 for the three months ending March 31, 2004. The decrease in net loss of $294,818 was the result of the factors discussed above.

Liquidity and Capital Resources

      To date, SpeechSwitch has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      If we execute definitive documentation and satisfy necessary conditions under the equity line of credit described in our non-binding commitment letter with Cornell Capital Partners, we intend to sell shares of our Class A Common Stock as soon as possible following the completion of the Distribution in order to generate capital necessary to sustain our operations. In the event that, in the judgment of the Board of Directors, sufficient capital has not been raised from the proceeds of such sales for SpeechSwitch to both sustain its business operations and to make payment to each of Mr. Mahoney and Mr. Knef, Mr. Mahoney has agreed to accept shares of SpeechSwitch Class B Common Stock (on a dollar-per-share basis) in satisfaction of certain of SpeechSwitch's obligations under his employment agreement.

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan, on or about the date of effectiveness of the registration statement covering the Distribution, a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement covering the Distribution. On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. On February 28, 2005, SpeechSwitch's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch. On February 28, 2005, SpeechSwitch borrowed an additional $200,000 pursuant to the promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, SpeechSwitch paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, SpeechSwitch received a credit for fees that would otherwise have been payable upon the issuance of the $800,000 in replacement notes. SpeechSwitch paid Cornell Capital a fee of $20,000 in connection with its $200,000 borrowing. SpeechSwitch's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by SpeechSwitch pursuant to the secured promissory note.

      Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, SpeechSwitch entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, SpeechSwitch received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of SpeechSwitch's common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. Pursuant to the terms of the non-binding letter of intent, if the definitive documentation is executed, SpeechSwitch may, from time to time, issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that a registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with SpeechSwitch. Furthermore, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock until the execution of the definitive agreements, following which Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by SpeechSwitch, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If Cornell Capital Partners does not execute definitive agreements or SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business. Management believes that its going-forward expenses for the twelve months following the distribution will be approximately $466,000, and, assuming that iVoice Technologies has no revenues, iVoice Technologies expects to have aggregate liabilities of approximately $466,000, which includes salaries for iVoice Technology's officers and employees for the year ending December 31, 2005. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services beyond the requirements of the administrative services agreement with iVoice. Management believes that the deficiency between the Company's expenses and net revenues will be more than covered by the cash available from the proceeds of the secured promissory note. If there are additional deficiencies that are in excess of the proceeds of the secured promissory note, and SpeechSwitch is unable to obtain funds from the sale of Class A Common Stock to Cornell Capital Partners, management believes that SpeechSwitch can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. However, no assurance can be given that SpeechSwitch will enter into the equity line of credit or raise sufficient funds from such financing arrangements, or that SpeechSwitch will ever produce sufficient revenues to sustain its operations, or that a market will develop for its common stock for which a significant amount of SpeechSwitch's financing is dependent upon assets of SpeechSwitch.

      Upon the date of this prospectus, SpeechSwitch will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to SpeechSwitch assets having an aggregate book value of $16,800. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of SpeechSwitch at the back of this prospectus. SpeechSwitch believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      SpeechSwitch has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney. This amount is related to funds that had been loaned to iVoice in July 2000 that were used to develop the speech recognition software business. The amount of $190,000 includes approximately $24,000 for interest on the original loan from Jerry Mahoney to iVoice. SpeechSwitch, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. SpeechSwitch has yet to record this liability on its financial statements, as the promissory note will not be assumed by SpeechSwitch until the effectiveness of the registration statement.

      Mr. Mahoney has agreed to forego receiving any shares of SpeechSwitch Class A Common Stock or SpeechSwitch Class B Common Stock that he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      SpeechSwitch has entered into employment contracts with its Chairman of the Board of Directors and its President and Chief Executive Officer. As consideration, SpeechSwitch agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. Mr. Mahoney will also be entitled to incentive compensation based upon acquisitions completed by SpeechSwitch. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to SpeechSwitch in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by

SpeechSwitch) should his employment be terminated following a change in control, as defined in the employment agreement.

      SpeechSwitch entered into an employment agreement as of November 8, 2004 with Mr. Knef. Mr. Knef will serve as SpeechSwitch's President and Chief Executive Officer for a term of one year. As consideration, SpeechSwitch agreed to pay Mr. Knef a base salary of $85,000 during the term. SpeechSwitch also agreed to pay Mr. Knef incentive compensation based on the amount of total revenues collected by the Company.

Critical Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue Recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's speech recognition software. No revenues have been derived from the sale of optional customer support services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide direct customers (as opposed to resellers and dealers) the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization and through promotions or reseller agreements with independent third parties. SpeechSwitch only permits returns from authorized dealers and resellers of unused inventory, subject to the consent of the Company and a twenty-five percent restocking fee. End users who purchase products directly from SpeechSwitch may not return such products to SpeechSwitch under any circumstances. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements provide for a limited contractual right of return and do not provide for future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                                  OUR BUSINESS

Background

      SpeechSwitch, Inc. (the "Company") was incorporated in New Jersey on November 10, 2004 as a wholly-owned subsidiary of iVoice, Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of December 31, 2004, the Company employed 3 full-time employees and 1 part-time employee. Following the Distribution, SpeechSwitch may seek to expand its operations through additional sales and marketing activity and the acquisition of additional businesses. Any potential acquired additional businesses may be outside the current field of operations of SpeechSwitch. SpeechSwitch may not be able to identify, successfully integrate or profitably manage any such businesses or operations. Currently, SpeechSwitch has no plans, proposals or arrangements, either orally or in writing, regarding any proposed acquisitions and is not considering any potential acquisitions.

      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued, at the discretion of Management.

Products

      Our products use standard open-architecture PC platforms and Microsoft Windows 2000 operating systems, thereby facilitating the rapid adoption of new PC-based technologies while reducing overall product costs. We concentrate our product development efforts on software rather than hardware because we believe that the most efficient way to create product value is to emphasize software solutions that meet customers' needs. We have recently adapted our applications to integrate with different manufacturer telephone switches through the use of Telephony Application Program Interface or "TAPI". The use of TAPI, allows iVoice to integrate our applications into different telephone manufacturers Private Branch Exchange systems or "PBX's", eliminating the need for costly additional external hardware. We have traditionally used standard PC-related hardware components in our products, in part, to limit our need to manufacture components. Our manufacturing operations consist only of the installation of our proprietary software and, if required, a voiceboard, into a fully assembled PC system which we obtain from several different vendors. The Company obtains system components such as PCs, circuit boards, application cards, faxboards, and voiceboards from various suppliers.

      Our flagship product is our Speech-enabled Auto Attendant product. The Auto Attendant engages callers in a natural language dialog and is ready to transfer a caller to an extension for the party the caller is trying to reach at any time. Callers can interrupt the Auto Attendant at any time by barging in on the prompts and simply saying the name of the person or department they wish to speak to.

      We have met interoperability standards with several leading PBX manufacturers for Auto Attendant. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with 3Com, for its NBX(R) platform, Artisoft for its TeleVantage(R) Communication server, and AltiGen's AltiServ(R) for its phone systems. These recent platform integrations add to several others previously completed, including a Siemens Ready(TM) certification, NEC Fusion Strategic Alliance and Sprint North Supply. Through these co-marketing arrangements and strategic alliances, we will attempt to capture significant market share in the business communication solution market by expanding distribution through these manufacturers' authorized reseller networks. To date, no significant revenues have been generated as a result of any such co-marketing arrangements or alliances.

      Our Name Dialer product is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes that are used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer application running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

      Our Speech SDK product is a unique tool for software application developers which provides the ability to convert common command and control functions to speech commands. The SDK allows software developers to write applications that can treat a user's voice as an input device, such as mouse, keyboard, or joystick. In addition to telephony applications, the SDK can be used to incorporate speech recognition into games, handheld devices and even household appliances.

Distribution

      As a product line of iVoice, Inc., our speech recognition software has produced sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of our speech recognition software. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      SpeechSwitch will market its products directly, with a sales force, and through more than 100 domestic and international re-sellers. SpeechSwitch intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

Competition

      A number of companies have developed, or are expected to develop, products that compete with our products. Our competitors include IBM, Microsoft, Philips Electronics, and ScanSoft. Our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of our prospective customers.

      Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets and competition may intensify and future competition may harm our business.

      We believe that the principal competitive factors affecting our market include the breadth and depth of solutions, product quality and performance, core technology, product scalability and reliability, product features, customer service, the ability to implement solutions, the value of a given solution, the creation of a base of referenceable customers and the strength and breadth of reseller and channel relationships. Although we believe that our solutions currently compete favorably with respect to these factors, particularly with respect to product quality and performance, no assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

Product Development

      We currently have no plans to engage in future research and development or to launch any additional versions of the speech recognition software or other products.

      SpeechSwitch considers its current products to be competitive with products offered by others in its industry segment. It does not foresee spending any significant capital on new product development in the foreseeable future.

Business Development

      Business development objectives at SpeechSwitch will be to focus on the primary functions as listed below:

      1.    Negotiate and secure strategic alliances related to our products;
            and

      2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts.

      Strategic Alliances

      SpeechSwitch's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. SpeechSwitch has recently entered into certain of these strategic alliances, and is currently negotiating additional strategic alliances. To date, no significant revenues have been generated as a result of any such co-marketing arrangements or alliances.

      Manage OEM and Reseller Accounts

      While we have traditionally sold our product primarily on a direct basis with our existing officers and employees fulfilling orders received by telephone and over the internet, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team which has yet to be hired. We currently have no material strategic alliances with any OEMs or resellers other than the existing relationship between iVoice's resellers and iVoice that are being transferred to us by iVoice for our benefit, nor do we have any current material negotiations with any OEM or other reseller. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support.

Sales and Marketing

      The speech recognition enterprise market is characterized by a business environment that has goals to improve customer communication and personalization as well as reduce the costs of customer contact, a historically time-and-money intensive operation. Furthermore, consumers are increasingly taking charge of this important interaction between enterprise and consumer; deciding where, when and how they want this communication. To address this new business paradigm, enterprises are increasingly applying innovative wireless, speech and web technologies to leverage existing customer service infrastructures in the creation of interactive, self-directed service applications. These new applications are designed to put the customer in control of the delivery of the information while allowing the enterprise control of the data. This serves to address the enterprise's objectives of improving the customer experience and reducing operating costs.

      The Company's strengths are reflected in the speech recognition enterprise market as part of a suite of offerings that can be delivered as components or as part of a total, turnkey solution. These speech recognition solutions use the latest in technology to allow enterprises to automate increasingly complex interactions, enabling businesses to provide quick and timely communications with customers and business partners. Such technology enables enterprises to communicate with their customers through voice, web, e-mail, facsimile and other forms of communication on a variety of devices, including telephones, PCs, mobile phones and personal digital assistants ("PDAs").

      SpeechSwitch will market its products directly and through more than 100 domestic and international re-sellers. The Company intends to enter into arrangements with resellers to broaden distribution channels and to increase its sales penetration to specific markets and industries. Distributors will be selected based on their access to the markets, industries and customers that are candidates for the products.

      The Company is actively seeking strategic relationships with companies to build its developing partner program. The partner program will be built by establishing relationships in basic areas consisting of software and technology solution partners and system integration partners. These relationships will enhance the Company's technological strength, improve its market position, facilitate shorter time-to-market, enhance its ability to deliver end-to-end solutions, and broaden its market coverage.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our speech recognition software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We continue to review our technologies and processes with our patent attorneys to determine if it is possible to obtain any additional patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any additional patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information. As of the date of this prospectus, we have two issued U.S. patents and two pending U.S. patent applications. We believe that our patent strategy will provide a competitive advantage in our target markets, but our patents may not be broad enough to cover our competitors' products and may be subject to invalidation claims.

      Our first patent, for our Speech-Enabled Automatic Telephone Dialer, was issued in May 2003. This invention is a speech enabled automatic telephone dialer device system that uses a spoken name that corresponds to the name and telephone number data of computer-based address book programs. The Speech Enabled Name Dialer imports all of the names and telephone numbers from a user's existing Microsoft Outlook, ACT, Gold Mine or other contact management software and can automatically connect a caller with anyone the caller asks for. The caller simply picks up the phone, tells the Name Dialer the name of the person the caller wants to contact, and the Name Dialer finds the telephone number and dials for the caller.

      Our second patent for our Speech-Enabled Automatic Telephone Dialer without the need for a Private Branch Exchange (PBX), was issued in December 2003. Although this patent is similar to our first patent, however, the PBX requirement is circumvented through the use of software.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of December 31, 2004, we had 3 full-time employees and 1 part-time employee. We have entered into employment agreements with our President and Chief Executive Officer (Mr. Knef) and our Chairman of the Board (Mr. Mahoney). Mr. Mahoney will not provide services to SpeechSwitch on a full-time basis; Mr. Knef will devote substantially all of his time to SpeechSwitch. Many services that would be provided by employees are currently being provided to SpeechSwitch by iVoice under the administrative services agreement. We do not currently have any plans to hire additional personnel and we expect our current officers and employees to continue to fulfill orders for SpeechSwitch products received by telephone and over the internet. However, if SpeechSwitch can obtain funds under the proposed equity line of credit, SpeechSwitch will be able to devote more resources to expanding its personnel. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      Within the industry, competition for key technical and management personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees or that, should we seek to add or replace key personnel, we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

Legal Proceedings

      SpeechSwitch is not party to any material legal proceedings, nor to the knowledge of SpeechSwitch, is any such proceeding threatened against it.

Properties

      We do not own any real property. We currently co-occupy the same space as iVoice and are subleasing from iVoice some of the office space located at 750 Highway 34, Matawan, New Jersey. The rent payment for the sublease is currently included in the administrative services agreement. Following the Distribution, we intend to continue subleasing such space pursuant to the administrative services agreement and anticipate no relocation of our offices in the foreseeable future.

                            SPEECHSWITCH'S MANAGEMENT

      SpeechSwitch initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and executive officers of SpeechSwitch following the Distribution. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and SpeechSwitch following the Distribution.

                                Position with                  Director   Term
     Name          Age        SpeechSwitch, Inc.                since    Expires
-----------------  ---   -----------------------------------   --------  -------

Jerome R. Mahoney   43   Non-Executive Chairman of the Board     2004      2005

Bruce R. Knef       49   Director, President and Chief           2004      2005
                         Executive Officer

      Jerome R. Mahoney. Mr. Mahoney is SpeechSwitch's Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney is also the Chairman of the Board of Trey Resources, Inc. and has been a director of Trey Resources since January 1, 2002. He is also the Chairman of the Board of iVoice Technology, Inc. and Deep Field Technologies, Inc. and SpeechSwitch, Inc. and has been a director of Deep Field Technologies and iVoice Technology, Inc. since August 2004. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which iVoice merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Bruce R. Knef. Mr. Knef has been SpeechSwitch's President and Chief Executive Officer and a director since November 2004. Since 2002, Mr. Knef has been President of Knef Consulting, a New Jersey-based consulting firm providing advisory services to a variety of companies. From 2001 to 2002, Mr. Knef was Senior Vice President - Sales of Education World, an company that provided on-line educational materials to large companies. From 1996 to 2000, Mr. Knef was Executive Vice President of National Media Technologies, a company that provided outsourcing services to financial printers.

Compensation of Executive Officers

    The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.


                                                        Summary Compensation Table

                                                                                                  Securities
                                                                  Other Annual    Restricted      Underlying      All Other
Name and Position(s)            Year     Salary($)       Bonus    Compensation      Stock         Options        Compensation
--------------------            ----     ---------       -----    ------------    ----------      ----------     ------------
Jerome R. Mahoney(1)
   Non-executive Chairman        2004      $21,250        $0           $0             $0              $0               $0
     of  the Board               2003         $0          $0           $0             $0              $0               $0
                                 2002         $0          $0           $0             $0              $0               $0

Bruce Knef (2)                   2004      $12,396        $0           $0             $0              $0               $0
   President and Chief           2003         $0          $0           $0             $0              $0               $0
   Executive Officer             2002         $0          $0           $0             $0              $0               $0

(1) Mr. Mahoney has been serving as our Non-executive Chairman of the Board since August 3, 2004. Mr. Mahoney's salary is unpaid.

(2) Mr. Knef has been serving as our President and Chief Executive Officer since November 3, 2004.


 Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

            Shares Acquired
                   on             Value        Number of Securities Underlying      Value of Unexercised In-the-Money
                Exercise        Realized     Unexercised Options/SARs at FY-End         Options/SARs at FY-End ($)
Name              (#)              ($)          (#) Exercisable/Unexercisable            Exercisable/Unexercisable
----        ---------------     --------     ----------------------------------     ---------------------------------
None                0               0                         0                                    0 / 0

Employment Agreements

Jerome Mahoney

      SpeechSwitch entered into a five-year employment agreement with Mr. Mahoney as of August 1, 2004. Mr. Mahoney will serve as SpeechSwitch's Non-Executive Chairman of the Board for a term of five years. As consideration, SpeechSwitch agreed to pay Mr. Mahoney the sum of $85,000 the first year with an annual increase based on the Consumer Price Index every year thereafter. SpeechSwitch also agreed to pay Mr. Mahoney a bonus for each merger or acquisition completed by the Company equal to six percent (6%) of the gross consideration paid or received by SpeechSwitch in a merger or acquisition completed by the Company during the term of the agreement. This bonus would be payable in the form of cash, debt or shares of Class B Common Stock at the option of Mr. Mahoney.

      In the event Mr. Mahoney's employment agreement is terminated by SpeechSwitch for cause or due to Mr. Mahoney's disability or retirement, SpeechSwitch will pay him his full base salary for five years from the date of termination at the highest salary level under the agreement. Under his agreement, "cause" means (1) the willful and continued failure of Mr. Mahoney to substantially perform his duties to the Company after written demand for such performance is delivered to Mr. Mahoney by the Company's board of directors, (2) the willful engaging by Mr. Mahoney in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (3) the conviction of Mr. Mahoney of a felony, which is limited solely to a crime that relates to the business operations of the Company or that results in his being unable to substantially carry out his duties as set forth in the agreement, or (4) the commission of any act by Mr. Mahoney against the Company that may be construed as embezzlement, larceny, and/or grand larceny. However, Mr. Mahoney will not be deemed to have been terminated for cause unless the board of directors determines, by a vote of at least 75% of the members of the board of directors that Mr. Mahoney was guilty of conduct described in items (1), (2) or (4) above. As the board of directors consists solely of Mr. Mahoney and Mr. Knef, and Mr. Mahoney, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Knef would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Mahoney should be terminated for cause.

      In the event Mr. Mahoney's employment agreement is terminated due to Mr. Mahoney's death, SpeechSwitch will pay to his estate his full base salary for eight years from the date of termination at the highest salary level under the agreement. In the event Mr. Mahoney's employment agreement is terminated by SpeechSwitch within three years following a change in control, as defined in the employment agreement, or by Mr. Mahoney for good reason within three years following a change in control, Mr. Mahoney will be entitled to receive a severance payment equal to three hundred percent (300%), less $100, of his gross income for services rendered to SpeechSwitch in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by SpeechSwitch). Under his employment agreement, "good reason" means, among other things, (1) any limitation on Mr. Mahoney's powers as Chairman of the Board, (2) a reduction in compensation, (3) a relocation of the Company outside New Jersey or (4) the failure of the Company to make any required payments under the agreement. The employment agreement restricts Mr. Mahoney from competing with SpeechSwitch during the term of the agreement and for one year after he is no longer employed by the Company; provided that Mr. Mahoney is receiving severance or other compensation from the Company pursuant to the employment agreement for at least one year.

Bruce Knef

      SpeechSwitch entered into an employment agreement with Bruce Knef as of November 8, 2004. Mr. Knef will serve as SpeechSwitch's President and Chief Executive Officer for a term of one year. As consideration, SpeechSwitch agreed to pay Mr. Knef a base salary of $85,000 during the term. In addition, SpeechSwitch agreed to pay Mr. Knef incentive compensation based on the amount of total revenues collected by SpeechSwitch. If SpeechSwitch records and collects total revenues in an amount greater than $300,000 but less than $2,000,000, Mr. Knef will receive a bonus equal to 7.5% of the total revenues of the Company. If SpeechSwitch records and collects total revenues in an amount greater than $2,000,000, in addition to the 7.5% bonus, Mr. Knef will also receive a bonus equal to 3.5% of the total revenues of the Company in excess of $2,000,000. However, if the Company's pre-tax profit margin for the year is less than 35%, Mr. Knef's aggregate bonus will be reduced by 35%.

      In the event Mr. Knef's employment agreement is terminated due to his death or disability or by SpeechSwitch with or without cause, Mr. Knef will receive the portion of his salary earned up until the date of his termination. Under his agreement, "cause" means (1) any material breach of the agreement by Mr. Knef, (2) Mr. Knef's failure to perform his duties under the employment agreement to the reasonable satisfaction of the board of directors, (3) any material act, or material failure to act, by Mr. Knef in bad faith and to the material detriment of the Company, (4) commission of a material act involving moral turpitude, dishonesty, unethical business conduct, or any other conduct which significantly impairs the reputation of the Company, its subsidiaries or affiliates or (5) the conviction of Mr. Knef of a felony. The employment agreement restricts Mr. Knef from competing with SpeechSwitch during the term of the agreement and for eighteen months after he is no longer employed by the Company. As the board of directors consists solely of Mr. Mahoney and Mr. Knef, and Mr. Knef, pursuant to his employment agreement, would be required to recuse himself from any discussions or vote regarding any potential termination, Mr. Mahoney would be required to determine, in accordance with his fiduciary duties as a board member, if Mr. Knef should be terminated for cause.

      In addition, Mr. Knef has granted an irrevocable proxy to Jerome Mahoney (or his designee) to vote and exercise all voting and related rights with respect to the following shares that are owned at any time by Mr. Knef of: (i) the Company's Class B Common Stock or (ii) the Class A Common Stock that are issued to Mr. Knef upon the conversion of any of his Class B Common Stock. The irrevocable proxy is terminable only upon the written consent of Jerome Mahoney.

Equity Compensation Plans

      There are no existing equity compensation plans and SpeechSwitch has no current plans, proposals or arrangements to establish, or provide any awards under, any such equity compensation plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners L.P. The debentures were intended to be convertible at the option of the holder only after our Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. On February 25, 2005, SpeechSwitch's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch. On February 28, 2005, SpeechSwitch borrowed an additional $200,000 pursuant to the promissory note payable to Cornell Capital Partners. In connection with the issuances of the secured convertible debentures, SpeechSwitch paid a fee to Cornell Capital Partners equal to 10% of the aggregate principal amount of the debentures. When the secured convertible debentures were terminated, SpeechSwitch received a credit for fees that would otherwise have been payable upon the issuance of the $800,000 in replacement notes. SpeechSwitch paid Cornell Capital a fee of $20,000 in connection with its $200,000 borrowing. SpeechSwitch's obligations under the secured promissory note issued to Cornell Capital Partners are secured by a first priority security interest in substantially all of its assets. iVoice has also guaranteed the payment of all amounts payable by SpeechSwitch pursuant to the secured promissory note.

      Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, SpeechSwitch entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, SpeechSwitch received a non-binding letter of intent from Cornell Capital whereby Cornell Capital offered, subject to satisfaction of certain conditions, to purchase shares of SpeechSwitch's common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of closing conditions. Pursuant to the terms of the non-binding letter of intent, if the definitive documentation is executed, SpeechSwitch may then issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million.

The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      However, Cornell Capital Partners is under no obligation to execute any definitive agreements with SpeechSwitch. Furthermore, Cornell Capital Partners is under no obligation to purchase any shares of Class A Common Stock until the execution of the definitive agreements, following which Cornell Capital Partners will be obligated to purchase shares of Class A Common Stock only upon the satisfaction of certain conditions being met by SpeechSwitch, including completing of the Distribution, listing our Class A Common Stock on the Over-the-Counter Bulletin Board and having the registration statement relating to the Standby Equity Distribution Agreement declared effective. If Cornell Capital Partners does not execute the definitive agreements or SpeechSwitch cannot satisfy the requirements for Cornell Capital Partners to purchase the Class A Common Stock under the terms of the definitive documents, we will not be able to obtain sufficient capital resources to operate our business, and we have no current plans to obtain other financing. We cannot assure you that we will be able to access any financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

      Upon the effective date of the registration statement of which this prospectus is a part, SpeechSwitch will assume an aggregate of $190,000 in liabilities from iVoice and iVoice will assign to SpeechSwitch assets having an aggregate book value of $16,800. See "Selected Historical and Pro Forma Financial Information" contained in the financial statements of SpeechSwitch at the back of this prospectus. SpeechSwitch believes that the fair value of these assets may be greater than the book value, although it has not undertaken an appraisal. The assumed obligations are described below.

      In connection with the assumption of assets and liabilities by SpeechSwitch from iVoice, SpeechSwitch will assume from iVoice immediately prior to the date of this prospectus $190,000 of outstanding indebtedness from iVoice to Jerry Mahoney. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. SpeechSwitch, upon the date of this prospectus, will issue a promissory note in the amount of $190,000 payable to Mr. Mahoney that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. There is no limitation on the number of shares of

Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness. See "Potential Dilution Due to Conversion at Below Market Price."

      Mr. Mahoney has agreed to forego receiving any shares of SpeechSwitch's Class A Common Stock or Class B Common Stock he is or would be entitled to receive in the Distribution by virtue of his ownership of either iVoice Class A Common Stock or iVoice Class B Common Stock.

      SpeechSwitch entered into two separate employment agreements with Mr. Mahoney, its Chairman of the Board, and Mr. Knef, its President and Chief Executive Officer, respectively, as of August 3, 2004 and as of November 8, 2004, respectively. Mr. Mahoney's agreement provides for annual compensation of $85,000 per annum with an annual increase based on the Consumer Price Index every year thereafter. Mr. Knef's agreement provides for compensation of $85,000 plus additional incentive compensation. Mr. Mahoney will also be entitled to additional incentive compensation based upon acquisitions completed by SpeechSwitch. SpeechSwitch believes that the compensation provided to each of Mr. Mahoney and Mr. Knef are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.

      In August 2004, SpeechSwitch entered into a temporary administrative services agreement with iVoice. Pursuant to that agreement, iVoice is providing SpeechSwitch with physical premises, inventory purchasing services, material and inventory control services, source code management and other personnel and data processing services for a period ending upon completion of the Distribution. For these services SpeechSwitch is paying iVoice $7,000 per month during the term of the agreement. The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth, as of the date of this prospectus, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                         Common Stock                    Common Stock
                                                         Beneficially                    Beneficially
                                                         Owned Before     Percentage     Owned After      Percentage
Name                            Title of Class           Distribution     Ownership      Distribution     Ownership
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
Jerome R. Mahoney            Class A Common Stock               0(1)          0%(1)             0(1)          0%(1)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)        100%(2)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
Bruce R. Knef                Class A Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
iVoice, Inc.                 Class A Common Stock      10,050,000           100%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
All directors and            Class A Common Stock               0(1)          0%(1)             0(1)          0%(1)
executive officers as a
group (2 persons)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class B Common Stock         190,000(2)        100%(2)       190,000(2)          0%(2)
---------------------------- ------------------------- --------------- --------------- --------------- ---------------
                             Class C Common Stock               0             0%                0             0%
---------------------------- ------------------------- --------------- --------------- --------------- ---------------


(1) Does not give effect to the right of Mr. Mahoney pursuant to the promissory note executed by Mr. Mahoney and SpeechSwitch in the amount of $190,000 to convert $190,000 of indebtedness plus accrued and unpaid interest (which accrued and unpaid interest, as of March 31, 2005, totaled $26,334.97) into more than 190,000 shares of Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of this indebtedness.

(2) Mr. Mahoney may at his option convert the $190,000 promissory note held by him into Class B Common Stock of SpeechSwitch at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 80% of the lowest price that SpeechSwitch issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $190,000 of indebtedness plus accrued and unpaid interest into more than 190,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to SpeechSwitch's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.


Class A Common Stock

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of March 31, 2005, there was one record holder of Class A Common Stock and SpeechSwitch had 100 shares of Class A Common Stock outstanding. SpeechSwitch currently has 10,050,000 shares of Class A Common Stock outstanding. A 100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement of which this prospectus is a part.


Class B Common Stock

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2005 . A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

Class C Common Stock

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2005. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

Preferred Stock

      SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of March 31, 2005, SpeechSwitch has not issued any shares of Preferred Stock. SpeechSwitch has no current plans to issue any shares of preferred stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of SpeechSwitch, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the Company's certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Transfer Agent

      iVoice and SpeechSwitch's transfer agent is Fidelity Transfer Company. The address for the transfer agent is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. The telephone number for the transfer agent is (801) 484-7222.

Limitation of Liability: Indemnification

      Our by-laws include an indemnification provision under which we have agreed to indemnify directors of SpeechSwitch to the fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director of SpeechSwitch.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SpeechSwitch pursuant to the foregoing, or otherwise, SpeechSwitch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                THE DISTRIBUTION

Introduction

      In September 2004, iVoice's board of directors declared a distribution payable to the holders of record of outstanding iVoice common stock at the close of business on November 1, 2004. A new record date of July 29, 2005 (the "Record Date") has been set. iVoice currently anticipates that it will distribute to iVoice stockholders, other than Mr. Mahoney, an aggregate of up to 10,050,000 shares of SpeechSwitch Class A Common Stock. Accordingly, the Distribution will consist of one share of SpeechSwitch Class A Common Stock for approximately every 988 shares of iVoice common stock outstanding on the Record Date. Holders of less than 988 shares of iVoice common stock will receive one share of SpeechSwitch Class A Common Stock. We currently anticipate that the Distribution will be effected near the effective date of the registration statement.

      SpeechSwitch is currently a wholly-owned subsidiary of iVoice. As a result of the Distribution, 100% of the outstanding SpeechSwitch Class A Common Stock will be distributed to iVoice stockholders. Immediately following the Distribution, iVoice and its subsidiaries will not own any shares of SpeechSwitch Class A Common Stock and SpeechSwitch will be an independent public company. The SpeechSwitch Class A Common Stock will be distributed by book entry. Instead of stock certificates, each iVoice stockholder that is a record holder of iVoice shares will receive a statement of such stockholder's book entry account for the SpeechSwitch Class A Common Stock distributed to such stockholder. Account statements reflecting ownership of the SpeechSwitch Class A Common Stock will be mailed shortly after the Distribution Date. SpeechSwitch Class A Common Stock should be credited to accounts with stockbrokers, banks or nominees of iVoice stockholders that are not record holders after the effective date of the Distribution.

      SpeechSwitch was incorporated on November 10, 2004. On November 11, 2004, SpeechSwitch received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of SpeechSwitch. These agreements, contracts, understandings and other instruments consisted of the documentation relating to the issuance of the secured convertible debentures and the equity line of credit, the employment agreements with Messrs. Mahoney and Knef and the administrative services agreement. Since this assignment, iVoice Technology 3 has no operating business, assets or known liabilities, and is currently in the process of being dissolved. When we refer to or describe any agreement, contract or other written instrument of SpeechSwitch in this prospectus, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to SpeechSwitch. SpeechSwitch's principal executive offices are located at 750 Highway 34, Matawan, New Jersey 07747, and its telephone number is (732) 441-7700. SpeechSwitch will own and operate the speech recognition software business of iVoice.

      Concurrently with the Distribution, iVoice intends to contribute the majority of its remaining business lines into two new companies and distribute the stock of those two companies to its stockholders. Following the Distribution and the two other distributions, iVoice's operating assets will consist of its iVoiceMail software and its portfolio of patents and patent rights, and its future business development operations will consist of licensing its intellectual property rights.

Reasons for the Distribution

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice, SpeechSwitch and iVoice stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and give SpeechSwitch the financial and operational flexibility to take advantage of potential growth opportunities in the speech recognition software business. iVoice's board of directors and management believe that the Distribution will enhance the ability of each of SpeechSwitch and iVoice to focus on strategic initiatives and new business opportunities, improve cost structures and operating efficiencies and design equity-based compensation programs targeted to its own performance. In addition, iVoice's board of directors expects that the transition to an independent company will provide SpeechSwitch with greater access to capital by allowing the financial community to focus solely on SpeechSwitch and allow the investment community to measure SpeechSwitch's performance relative to its peers.

      The speech recognition software business also has some important traits that make this business distinct from iVoice's other operations with respect to markets, products, capital needs and plans for growth. The Distribution will give SpeechSwitch direct access to the capital markets as a stand alone company.

      The board of directors and management of iVoice believe that the Distribution is in the best interests of iVoice and its stockholders. iVoice believes that the Distribution will enhance value for iVoice stockholders and that the spin off of the speech recognition business into SpeechSwitch has provided greater access to capital by allowing the financial community to focus solely on SpeechSwitch and its speech recognition software business as a stand alone company. In determining whether of not to spin off the speech recognition business and make the Distribution, the board considered the ability of iVoice to satisfy its working capital needs as a whole as against the ability of the speech recognition business to satisfy its capital needs as a stand alone company. As financing was available to the speech recognition business as a stand alone company, it was determined that the speech recognition business would be transferred to SpeechSwitch. After considering the availability of such financing and the relative working capital needs of iVoice and SpeechSwitch, the board elected not to transfer any part of the current cash balance of iVoice to SpeechSwitch.

      As part of iVoice, the speech recognition software business competed with iVoice's other core business groups for capital to finance expansion and growth opportunities. As a separate entity, SpeechSwitch will be free of iVoice's capital structure restrictions and should be in a better position to fund the implementation of its business strategy. The Distribution will also enable SpeechSwitch to provide its management and employees incentive compensation in the form of equity ownership in SpeechSwitch, enhancing SpeechSwitch's ability to attract, retain and motivate key employees, and, if SpeechSwitch seeks to hire additional or replacement personnel, attract such personnel. However, there are no present plans, proposals or arrangements to establish, or provide any awards under, any such incentive compensation plan.

Manner of Effecting the Distribution

      The Distribution will be made on the basis of one share of SpeechSwitch Class A Common Stock for approximately every 988 of iVoice common stock outstanding on the Record Date. Holders of less than 988 shares of iVoice common stock will receive one share of SpeechSwitch Class A Common Stock. Based on approximately 9,994,728,373 iVoice shares outstanding on the Record Date and approximately 9,884,728,373 iVoice shares outstanding on the Record Date that will actually participate in the Distribution, we currently anticipate that an aggregate of approximately 10,050,000 shares of SpeechSwitch Class A Common Stock will be distributed to iVoice stockholders. At the time of the Distribution, the shares of SpeechSwitch Class A Common Stock to be distributed will constitute 100% of the outstanding SpeechSwitch Class A Common Stock. Immediately following the Distribution, iVoice will not own any SpeechSwitch Class A Common Stock and SpeechSwitch will be an independent public company.

      The shares of SpeechSwitch Class A Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 52.

      iVoice will use a book entry system to distribute the shares of SpeechSwitch Class A Common Stock in the Distribution. Following the Distribution, each record holder of iVoice stock on the Record Date will receive from the Distribution Agent a statement of the shares of SpeechSwitch Class A Common Stock credited to the stockholder's account. If you are not a record holder of iVoice stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of SpeechSwitch Class A Common Stock should be credited to your account with your stockbroker or nominee after the effective date of the registration statement. After the Distribution, stockholders may request stock certificates from SpeechSwitch's transfer agent instead of participating in the book entry system.

      No fractional shares of SpeechSwitch Class A Common Stock will be issued. If you own a fractional share of iVoice common stock as of the Record Date or own a number of iVoice shares that is not a multiple of 988, you will receive the next higher whole number of shares of SpeechSwitch Class A Common Stock in the Distribution. If you own less than 988 shares you will receive one share of SpeechSwitch Class A Common Stock.

      No iVoice stockholder will be required to pay any cash or other consideration for the shares of SpeechSwitch Class A Common Stock received in the Distribution, or to surrender or exchange iVoice shares in order to receive shares of SpeechSwitch Class A Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding iVoice shares. No vote of iVoice stockholders is required or sought in connection with the Distribution, and iVoice stockholders will have no appraisal rights in connection with the Distribution.

      In order to receive shares of SpeechSwitch Class A Common Stock in the Distribution, iVoice stockholders must be stockholders at the close of business on the Record Date.

Results of the Distribution

      After the Distribution, SpeechSwitch will be a separate public company operating the speech recognition software business. Based on approximately 9,994,728,373 iVoice shares outstanding on the Record Date and approximately 9,884,728,373 iVoice shares outstanding on the Record Date that will actually participate in the Distribution, immediately after the Distribution, SpeechSwitch expects to have approximately 20,000 holders of record of SpeechSwitch Class A Common Stock, and up to 10,050,000 shares of SpeechSwitch Class A Common Stock outstanding. The Distribution will not affect the number of outstanding iVoice shares or any rights of iVoice stockholders.

Listing and Trading of the SpeechSwitch Class A Common Stock

      Neither SpeechSwitch nor iVoice makes recommendations on the purchase, retention or sale of shares of iVoice common stock or shares of SpeechSwitch Class A Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

      If you do decide to purchase or sell any iVoice or SpeechSwitch shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell iVoice common stock or SpeechSwitch Class A Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

      There is not currently a public market for the SpeechSwitch Class A Common Stock, although a when-issued market may develop prior to completion of the Distribution. When-issued trading refers to a transaction made conditionally because the security has been authorized but is not yet issued or available. Even though when-issued trading may develop, none of these trades would settle prior to the effective date of the Distribution, and if the Distribution does not occur, all when-issued trading will be null and void. On the first trading day following the date of the Distribution, when-issued trading in respect of shares of SpeechSwitch Class A Common Stock will end and regular-way trading will begin. Regular-way trading refers to trading after a security has been issued and typically involves a transaction that settles on the third full business day following the date of a transaction. We anticipate that the SpeechSwitch Class A Common Stock will trade on the Over-the-Counter Bulletin Board under the proposed symbol "____."

      The shares of SpeechSwitch Class A Common Stock distributed to iVoice stockholders will be freely transferable, except for (1) shares of SpeechSwitch Class A Common Stock received by persons who may be deemed to be affiliates of SpeechSwitch under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of SpeechSwitch Class A Common Stock received by persons who hold restricted shares of iVoice common stock. Persons who may be deemed to be affiliates of SpeechSwitch after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with SpeechSwitch and may include certain directors, officers and significant stockholders of SpeechSwitch. Persons who are affiliates of SpeechSwitch will be permitted to sell their shares of SpeechSwitch Class A Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

      There can be no assurance as to whether the SpeechSwitch Class A Common Stock will be actively traded or as to the prices at which the SpeechSwitch Class A Common Stock will trade. Some of the iVoice stockholders who receive shares of SpeechSwitch Class A Common Stock may decide that they do not want shares in a company consisting of the speech recognition software business, and may sell their shares of SpeechSwitch Class A Common Stock following the Distribution. This may delay the development of an orderly trading market in SpeechSwitch Class A Common Stock for a period of time following the Distribution. Until the shares of SpeechSwitch Class A Common Stock are fully distributed and an orderly market develops, the prices at which the SpeechSwitch Class A Common Stock trades may fluctuate significantly and may be lower than the price that would be expected for a fully distributed issue. Prices for SpeechSwitch Class A Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, SpeechSwitch's results of operations, what investors think of SpeechSwitch and the speech recognition software industry, the amount of dividends that SpeechSwitch pays, changes in economic conditions in the speech recognition software industry and general economic and market conditions.

      Following the Distribution, iVoice expects that its common stock will continue to be listed and traded on the Over-the-Counter Bulletin Board under the symbol "IVOC." Following the Distribution and the distribution of the two other new subsidiaries of iVoice, iVoice will have no remaining businesses other than the licensing of its intellectual property rights. A trading market may not continue for the shares of iVoice common stock or ever develop for the SpeechSwitch Class A Common Stock. As a result of the Distribution, the trading price of iVoice common stock immediately following the Distribution may be substantially lower than the trading price of iVoice common stock immediately prior to the Distribution. The combined trading prices of iVoice common stock and the SpeechSwitch Class A Common Stock after the Distribution may be less than the trading price of iVoice common stock immediately prior to the Distribution. Further, the combined trading prices of iVoice common stock, the SpeechSwitch Class A Common Stock and the common stock of each of the two other new companies being distributed to iVoice stockholders after the Distribution and the two other distributions may be less than the trading price of iVoice common stock immediately prior to these distributions.

      Even though iVoice is currently a publicly held company, there can be no assurance as to whether an active trading market for iVoice common stock will be maintained after the Distribution and the two other distributions or as to the prices at which the iVoice common stock will trade. iVoice stockholders may sell their iVoice common stock following the Distribution. These and other factors may delay or hinder the return to an orderly trading market in the iVoice common stock following the Distribution. Whether an active trading market for iVoice common stock will be maintained after the Distribution and the prices for iVoice common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, iVoice's results of operations, what investors think of iVoice and its industries, changes in economic conditions in its industries and general economic and market conditions.

      In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the SpeechSwitch Class A Common Stock and/or iVoice common stock.

      As described elsewhere in this prospectus, SpeechSwitch had issued to Cornell Capital Partners $800,000 aggregate principal amount of secured convertible debentures. On February 28, 2005, SpeechSwitch's obligations under the secured convertible debentures were terminated and replaced with a secured promissory note of the same principal amount, which note accrues interest at a rate of 12% per annum, but is not convertible into any equity security of SpeechSwitch.

      Mr. Mahoney will have the right to convert $190,000 of indebtedness plus accrued and unpaid interest into 190,000 (plus, on a dollar per share basis, amounts of accrued and unpaid interest) shares of SpeechSwitch Class B Common Stock which is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 20% discount of the lowest price at which iVoice had ever issued its Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney upon the conversion of these obligations. See "Potential Dilution Due to Conversion at Below Market Price." However, assuming a market price for SpeechSwitch Class A Common Stock of $0.01, we would be required to issue 23,750,000 shares of Class A Common Stock plus shares attributable to accrued and unpaid interest to Mr. Mahoney upon conversion of his promissory note. As of March 31, 2005, there was $26,334.97 of accrued and unpaid interest on the promissory note.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

      The following discussion summarizes the material U.S. federal income tax consequences resulting from the Distribution. This discussion is based upon the U.S. federal income tax laws and regulations now in effect and as currently interpreted by courts or the Internal Revenue Service and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively.

      The following summary is for general information only and may not be applicable to stockholders who received their shares of iVoice stock pursuant to an employee benefit plan or who are foreign persons or who are otherwise subject to special treatment under U.S. federal income tax laws. Each stockholder's individual circumstances may affect the tax consequences of the Distribution to such stockholder. In addition, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. Consequently, each iVoice stockholder is advised to consult his own tax advisor as to the specific tax consequences of the Distribution to him and the effect of possible changes in tax laws.

General

      Each iVoice stockholder who receives shares of SpeechSwitch Class A Common Stock in the Distribution will generally be treated as receiving a taxable dividend equal to the fair market value on the Distribution date of the shares received to the extent of the current or accumulated earnings and profits of iVoice as of the end of the year in which the Distribution occurs. Any such earnings and profits will be proportionately allocated among the shares received. iVoice does not have any accumulated earnings and profits.

      Following the end of the year in which the Distribution occurs, iVoice will provide, or otherwise make available, to its stockholders information setting forth the portion of the Distribution, if any, that is treated as a dividend.

      Dividends received by non-corporate taxpayers generally are taxed at the same preferential rates that apply to long-term capital gains. Any portion of the Distribution that exceeds such earnings and profits will be treated as a tax-free return of capital to the extent of the stockholder's adjusted tax basis in the iVoice shares and thereafter as gain from the sale or exchange of iVoice shares. Stockholders which are corporations may be subject to additional special provisions dealing with taxable distributions, such as the dividends received deduction and the extraordinary dividend rules.

      The basis of shares received in the Distribution will be equal to their fair market value on the Distribution Date, and a stockholder's holding period with respect to the shares received will begin on the day following the date of the Distribution.

      You should consult your own tax advisor as to the particular consequences of the Distribution to you, including the application of state, local and foreign tax laws.

                             CHANGES IN ACCOUNTANTS

      On February 23, 2005, SpeechSwitch terminated the services of its independent account, Mendlowitz Weitsen, LLP. For the two most recent fiscal years and through the subsequent interim period ending upon such termination:
(i) the independent account's report did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles and (ii) there were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. The decision to change accountants was recommended by iVoice Technology's Audit Committee.

      On February 23, 2005, SpeechSwitch engaged the independent accounting firm of Bagell, Josephs & Company, L.L.C. as principal accountant to audit iVoice Technology's financial statements for the fiscal years ended December 31, 2004 and 2003.

                      REASONS FOR FURNISHING THIS DOCUMENT

      This document is being furnished solely to provide information to iVoice stockholders who will receive SpeechSwitch Class A Common Stock in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of iVoice or SpeechSwitch. Neither iVoice nor SpeechSwitch will update the information contained in this document except in the normal course of their respective public disclosure practices. However, this document will be amended if there is any material change in the terms of the Distribution.

     RELATIONSHIP BETWEEN IVOICE AND SPEECHSWITCH FOLLOWING THE DISTRIBUTION

      To provide for an orderly transition to the status of two independent companies, iVoice and SpeechSwitch have entered into an administrative services agreement. Under this agreement, iVoice is providing SpeechSwitch services in such areas as inventory purchasing, material and inventory control, sharing of office space, source code management, employee benefits administration, payroll, electronic data processing services, financial accounting and reporting, claims administration and reporting, and other areas where SpeechSwitch needs transitional assistance and support. Under the administrative services agreement, iVoice is providing SpeechSwitch substantially the same level of service and use substantially the same degree of care as iVoice's personnel provided and used in providing such services prior to the execution of the agreement. For these services, SpeechSwitch pays iVoice a fee of $7,000 per month. SpeechSwitch believes that the terms and conditions of the administrative services agreement are as favorable to SpeechSwitch as those available from unrelated parties for a comparable arrangement.

      The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself. Following termination of the administrative services agreement, we expect that SpeechSwitch will operate on a completely stand-alone basis from iVoice and there will be no business or operating relationship between iVoice and SpeechSwitch. Upon termination of the agreement, SpeechSwitch would be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which SpeechSwitch has been required to pay under the administrative services agreement.

                       WHERE YOU CAN FIND MORE INFORMATION

      SpeechSwitch has filed with the Securities and Exchange Commission the registration statement under the Securities Act with respect to the SpeechSwitch Class A Common Stock. This document does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The registration statement and the exhibits thereto filed by SpeechSwitch with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. Upon the effectiveness of the registration statement, SpeechSwitch will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, SpeechSwitch will be required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                               SPEECHSWITCH, INC.
                          INDEX TO FINANCIAL STATEMENTS

Contents                                                                 Page
--------                                                                 ----

REPORT OF INDEPENDENT REGISTERED PUBLIC
      ACCOUNTING FIRM                                                     F-2

AUDITED FINANCIAL STATEMENTS
         Balance Sheets - December 31, 2004 and 2003                      F-3
         Statements of Operations - for the years ended
           December 31, 2004 and 2003                                     F-4
         Statements of Owner's Equity (Deficiency) - for the
           years ended December 31, 2004 and 2003                         F-5
         Statements of Cash Flow - for the years ended
           December 31, 2004 and 2003                                     F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                     F-7

UNAUDITED FINANCIAL STATEMENTS
         Balance Sheet - March 31, 2005                                   F-19
         Statements of Operations - for the three months ended
           March 31, 2005 and 2004                                        F-20
         Statements of Cash Flow - for the three months ended
           March 31, 2005 and 2004                                        F-21

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS                               F-22

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION                   F-32
         Condensed Unaudited Pro Forma Balance Sheet at
           December 31, 2004                                              F-33
         Condensed Unaudited Pro Forma Balance Sheet at
           March 31, 2005                                                 F-34
         Unaudited Pro Forma Statement of Operations for
           the year ended December 31, 2004                               F-35
         Unaudited Pro Forma Statement of Operations for
           the year ended December 31, 2003                               F-36
         Unaudited Pro Forma Statement of Operations for
           the three months ended March 31, 2005                          F-37

NOTES TO CONDENSED UNAUDITED PRO FORMA
   FINANCIAL INFORMATION                                                  F-38

                         Bagell, Josephs & Company, LLC
                200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
                       Tel: 856.346.2628 Fax: 856.346.2882


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDER'S OF SPEECHSWITCH, INC.
Matawan, New Jersey

We have audited the accompanying balance sheets of the auto attendant, name dialer and speech SDK software business of iVoice, Inc. (SpeechSwitch, Inc., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2004 and 2003 and the related statements of operations, owner's equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the auto attendant, name dialer and speech SDK software business of iVoice, Inc. (SpeechSwitch, Inc.) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2004 and 2003, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BAGELL, JOSEPHS & COMPANY, L.L.C.

Gibbsboro, New Jersey
March 21, 2005

                               SPEECHSWITCH, INC.
                                 BALANCE SHEETS

                                                            December 31,
                                                         2004          2003
ASSETS                                               -----------    -----------
CURRENT ASSETS
  Cash and cash equivalents                          $   576,232    $         0
  Accounts receivable                                     19,622          1,255
  Inventory, net                                           4,882          4,819
  Cost in excess of billing                                    0          1,165
                                                     -----------    -----------
  Total current assets                                   600,736          7,239
OTHER ASSETS
  Intangible assets, net                                  14,400         24,000
                                                     -----------    -----------
TOTAL ASSETS                                         $   615,136    $    31,239
                                                     ===========    ===========

LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
-------------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses              $    40,246    $         0
  5% Convertible debentures                              800,000              0
  Deferred maintenance contracts                             914          2,659
                                                     -----------    -----------
  Total current liabilities                              841,160          2,659


OWNER'S EQUITY (DEFICIENCY)
  Preferred Stock, par value $1; Authorized 1,000,000
    shares; no shares issued and outstanding                   0              0
  Common Stock
  Class A, no par value; Authorized 10,000,000,000
    shares; 10,050,000 shares issued and outstanding
    as of 12/31/04 and 0 shares issued and outstanding
    as of 12/31/03                                             0              0
  Class B, par value $.01; Authorized 50,000,000
     shares; no shares issued and outstanding                  0              0
  Class C, par value $.01; Authorized 20,000,000
     shares; no shares issued and outstanding                  0              0
  Net investment, iVoice, Inc.                         2,373,591      1,761,145
  Accumulated deficit                                 (2,599,615)    (1,732,565)
                                                     -----------    -----------

  Total owner's equity (deficiency)                     (226,024)        28,580
                                                     -----------    -----------
TOTAL LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
                                                     $   615,136    $    31,239
                                                     ===========    ===========

   The Notes to Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                            STATEMENTS OF OPERATIONS
                    For the Years December 31, 2004 and 2003

                                                        2004          2003
                                                     ---------      ---------

SALES, net                                           $ 108,222      $ 130,725

COST OF SALES                                           37,438         52,974
                                                     ---------      ---------
GROSS PROFIT                                            70,784         77,751
                                                     ---------      ---------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES
     Selling expenses                                   23,264         29,563
     General & administrative expense                  421,992        244,254
     Research & development                             25,961         55,386
     Depreciation & amortization                         9,600         44,104
                                                     ---------      ---------
       Total Selling, General &                        480,817        373,307
       Administrative expense
                                                     ---------      ---------
LOSS FROM CONTINUING OPERATIONS                       (410,033)      (295,556)
                                                     ---------      ---------
OTHER INCOME (EXPENSE)
     Other income                                       57,862         43,276
     Write off of financing costs                     (486,150)             0
     Gain on sale of securities held for sale                0         29,875
     Interest expense                                  (28,007)      (222,377)
     Other expense                                        (722)             0
                                                     ---------      ---------
        Total other expense                           (457,017)      (149,226)
                                                     ---------      ---------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                          (867,050)      (444,782)
                                                     ---------      ---------
PROVISION FOR INCOME TAXES                                   0              0
                                                     ---------      ---------
NET LOSS FROM CONTINUING OPERATIONS                 $(8,670.50)     $(444,782)
                                                     =========      =========


NET LOSS PER COMMON SHARE:
Basic                                               $     (.09)     $    (.04)
                                                     =========      =========
Diluted                                             $     (.09)     $    (.04)
                                                     =========      =========



   The Notes to Financial Statements are an integral part of these statements.


                               SPEECHSWITCH, INC.
                    STATEMENTS OF OWNER'S EQUITY (DEFICIENCY)
                 For the Years Ended December 31, 2004 and 2003

                                                                                                                Total
                                            Common         Common            Net                                Owner's
                                             Stock          Stock         Investment       Accumulated          Equity
                                            Shares         Amount        iVoice, Inc         Deficit         (Deficiency)
                                          ----------     ----------     --------------     ------------       -----------

Balance at January 1, 2003                         0     $        0      $ 1,344,596       $ (1,287,783)       $  56,813

Net transactions with iVoice                                                 416,549                             416,549
Net loss for the twelve months ended
  December 31, 2003                                                                            (444,782)        (444,782)
                                          ----------      ---------      -----------       ------------        ---------
Balance at December 31, 2003                       0              0        1,761,145         (1,732,565)          28,580
Issuance of common stock                         100              0                                                    0
Retroactive treatment of 100,500:
  1 stock split                           10,049,900              0                                                    0
Net transactions with iVoice                                                 612,446                             612,446
Net loss for the twelve months ended
    December 31, 2004                                                                          (867,050)        (867,050)
                                          ----------     ----------      -----------       ------------        ---------
Balance at December 31, 2004
  (As Retroactively Restated)             10,050,000     $        0      $ 2,373,591       $ (2,599,615)       $(226,024)
                                          ==========     ==========      ===========       ============        =========



   The Notes to Financial Statements are an integral part of these statements.

                               SPEECHSWITCH, INC.
                            STATEMENTS OF CASH FLOWS
                    For the Years December 31, 2004 and 2003

                                                         2004          2003
                                                     -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                           $  (867,050)   $  (444,782)
  Depreciation and amortization                            9,600         44,104
  Changes in operating assets and liabilities
     Increase in accounts receivable                     (18,367)          --
     Increase in inventory                                   (63)          --
     Decrease in costs in excess of billings               1,165           --
     Increase (decrease) in accounts payable and
       accrued expenses                                   40,246        (15,871)
     Decrease in deferred maintenance contracts           (1,745)          --
                                                     -----------    -----------
  Net cash (used in) operating activities               (836,214)      (416,549)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                          612,446        416,549
  Sale of convertible debentures                         800,000
                                                     -----------    -----------
  Net cash provided by financing activities            1,412,446        416,549
                                                     -----------    -----------
NET INCREASE IN CASH                                     576,232              0

CASH - beginning                                               0              0

CASH - end                                           $   576,232    $         0
                                                     ===========    ===========
CASH PAID DURING THE YEAR FOR:
Interest expense                                     $        39    $    14,468
                                                     ===========    ===========
Income taxes                                         $         0    $         0
                                                     ===========    ===========



   The Notes to Financial Statements are an integral part of these statements.

                              SPEECHSWITCH, INC.
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2004 and 2003


NOTE 1 - BACKGROUND

SpeechSwitch, Inc. ("SpeechSwitch" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to the Company.

In September 2004, the Board of Directors of iVoice resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. SpeechSwitch intends to continue to develop, market and license the software which runs on industry-standard hardware and perform speech recognition.

In September 2004, iVoice announced that it intends to distribute to its shareholders all of the SpeechSwitch Class A Common Stock.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into SpeechSwitch (the "Distribution"), the shares of common stock of which are to be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative service agreement with iVoice. The administrative services agreement will continue on a month to on the basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide those services for itself.

SpeechSwitch also intends to assume $190,000 plus accrued interest in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed and the interest thereon will be convertible into Class B Common Stock of SpeechSwitch at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the lines of business relating to iVoice's Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, and reflect significant assumptions and allocations. The Company relies on iVoice for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of December 31, 2004, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $400,000 of secured convertible debentures in August 2004, and an additional $400,000 of secured convertible debentures, in November 2004, around the time of filing of the registration statement for the Class A Common Stock. Interest on the secured convertible debentures is payable at 5% per annum and the secured convertible debentures are convertible into the Company's Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five (5) trading days immediately preceding the conversion date. Additionally, the Company had also entered into a Standby Equity Distribution Agreement, subsequently terminated, where the Company could, at its discretion, periodically sell to an investor shares of Class A Common Stock to raise capital to fund working capital needs. These two financing transactions required the Company to register its common stock under
Section 12 (g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE  4 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


a)    Basis of Presentation

The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's speech recognition software business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

b)    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c)    Software License Costs

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically, the Speech-Enabled Auto Attendant, Name Dialer and Speech SDK technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d)    Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

Four customers generated approximately 51% of the revenue for the Company through one-time contracts that will be unlikely to impact revenues in future periods.

e)    Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f)   Research and development costs

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


Research and development costs will be charged to expense as incurred.

g)    Inventory

Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

h)    Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company, not being a separate reporting entity, will not receive any benefit from the approximately $2,600,000 net operating loss allocated to the speech recognition software business contained in these financial statements.

i)    Organization Costs

Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

j)    Intangible Assets

In May and in December 2003, the Company was issued two patents by the U.S. Patent and Trademark Office for its Speech-Enabled Automatic Telephone Dialer. The patents expire 20 years from the date of the original patent filings. All accumulated costs incurred with respect to the Company's patent filings have been capitalized. Costs related specifically to the awarded patents are now being amortized on a straight basis over the life of the patents. All capitalized intangibles have been reviewed for impairment at December 31, 2004. In doing so, management has determined that no write-down for impairment is required.

k)   Earnings Per Share

SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:


                                              As of        As of
                                             December     December
                                             31, 2004     31, 2003
                                             --------     --------
Pro Forma Basis and diluted purposes        10,050,000   10,050,000


l)    Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of December 31, 2004 and 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

m)    Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" (FIN 46-R). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of Fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


n)    Reclassification

      Certain amounts in the 2003 financial statements were reclassified to conform to the 2004 presentation. The reclassification in 2003 results in no changes to the net loss for that period.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of accumulated costs incurred with respect to the Company's patent filings originally paid for by iVoice for $24,000 in May and December 2003. The asset is reflected at its original cost net of accumulated amortization of $9,600, from the date acquired by iVoice. The asset is being amortized over a 20-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2004, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and December 31, 2003, iVoice allocated operating costs of $612,446 and $416,549, respectively to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if SpeechSwitch had performed these functions as a stand-alone company.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


NOTE 7 -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

         Federal Income Tax Rate                         (34.0)%
         Deferred Tax charge (Credit)                      0.0 %
         Effect on Valuation Allowance                    38.1 %
         State Income Tax, Net of Federal Benefits        (4.1)%
         Effective Income Tax Rate                         0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. However, the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 8 -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company had entered into a subscription agreement with certain purchasers for the sale of $1,000,000 in convertible debentures. The debentures will be convertible into Class A Common Stock at the discretion of the holders. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at their discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

On February 28, 2005, convertible debentures equal in principal to $800,000 were terminated and replaced with a secured promissory note of the same value. In addition, on February 28, 2005, SpeechSwitch borrowed an additional $200,000 under the promissory note. On February 28, 2005, the Standby Equity Distribution Agreement was terminated.

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of SpeechSwitch. This amount is related to funds loaned to iVoice and is unrelated to the operations of Speech Switch. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of SpeechSwitch Class B Common Stock, par value $.01 per share, for each dollar owed, (ii) the number of shares of SpeechSwitch Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


As of November 8, 2004, the Company entered into a one year employment contract with Bruce R. Knef, its President and Chief Executive Officer. The Company will pay Mr. Knef a base salary of $85,000 during the term. Mr. Knef can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

In conjunction with various spin-offs, SpeechSwitch has entered into an administrative services agreement with iVoice. The administrative services agreements will continue on a month-to- month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE  9  -  CAPITAL STOCK

Pursuant to SpeechSwitch's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

   a) Class A Common Stock


      As of December 31, 2004, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. Subsequent to December 31, 2004, upon the registration statement becoming effective, the Company's proposed 100,500-for-one stock split retroactively increased the shares to 10,050,000. (See note 10).


      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

   b) Class B Common Stock

      As of December 31, 2004, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 20% discount of the lowest price that

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


SpeechSwitch, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2004, no shares were issued or outstanding.

   c) Class C Common Stock

      As of December 31, 2004, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2004, no shares were issued or outstanding.

   d) Preferred Stock

      SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 31, 2004, SpeechSwitch has not issued any shares of Preferred Stock.

NOTE 10 -  SUBSEQUENT EVENTS

In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement for the Class A Common Stock a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of such registration statement. The Company issued $200,000 of secured convertible debentures on the dates and in the amounts as followed: August 2004 for $400,000 and November 2004 for $400,000. These were convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of SpeechSwitch, Inc.

On February 28, 2005, the Company renegotiated the terms and conditions of its Convertible Debentures with the holders of such debentures. The parties thereto agreed to terminate the Convertible Debentures replacing them with a Promissory Note. The Promissory Note was in the amount of $1,000,000, $800,000 of which replaced the convertible debentures, and $200,000 of which was advanced on February 28, 2005. A commitment fee of 10% of the face amount of the Convertible Debentures was paid at the

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


time of each advance on the Convertible Debentures. Such commitment fees were credited against commitment fees due and owing against the Note. The balance of the commitment fee against the Note was paid on February 28, 2005, at the time that such $200,000 was advanced to the Company.

The Promissory Note bears interest at the rate of 12% per annum. Principal on the Note will be amortized in equal weekly installments of $10,000 commencing on July 4, 2005. Payments of interest shall commence on September 1, 2005 and shall continue on the first day of each calendar month thereafter until the principal is paid in full. Payment in full of the principal and interest on the Note is due on or before July 4, 2006. In the event all principal and interest has not been paid by the one year anniversary from the initial payment on July 4, 2005, in accordance with the amortization schedule described above, the Company will make a lump sum payment of all outstanding interest and principal on July 4, 2006.

On February 28, 2005, iVoice, Inc. agreed to provide a full and unconditional guaranty of the payment and performance obligations of SpeechSwitch, Inc. under the promissory note which cannot be discharged, except as specifically provided in the promissory note and the related documents. Under the guaranty, if SpeechSwitch, Inc. defaults in payment or performance of any of its obligations under the promissory note, iVoice, Inc. is required to pay or perform such obligations upon two days' written notice or demand by the holders of the promissory notes and to take an advance or advances, as may be necessary, from the Standby Equity Distribution Agreement by and between iVoice Inc. and Cornell Capital Partners, LP. Notwithstanding anything to the contrary, so long as the outstanding principal amount is zero or would be made zero simultaneously with the termination, iVoice, Inc. shall have the right to terminate the guaranty at any time by providing written notice of such termination. Notwithstanding anything to the contrary, this Guaranty shall be discharged and terminated upon the Company's registration statement in connection with the Distribution being declared effective by the U.S Securities and Exchange Commission.

Effective August 12, 2004, SpeechSwitch, Inc. entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. Under this agreement, SpeechSwitch, Inc. may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Effective February 28, 2005, the SpeechSwitch terminated its Standby Equity Distribution Agreement, dated August 2004, entered into by and between the Company and Cornell Capital Partners, LLP. On March 9, 2005, the Company executed a non-binding letter agreement with Cornell Capital Partners LLP whereby the parties agreed subject to the satisfaction of certain conditions to enter into a Standby Equity Distribution Agreement following the date that the Company's registration statement on Form SB-2, as filed with the Securities and Exchange Commission on November 2004, is deemed effective by that agency. Subject to various conditions, the non-binding letter of commitment provides that, upon execution of definitive documents and the satisfaction of any conditions that may be set forth in such documents SpeechSwitch will be entitled to commence drawing funds under this agreement when the resale of the Class A Common Stock issuable under the equity line of credit is registered with the Securities and Exchange Commission, and the equity

                               SPEECHSWITCH, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003


line of credit will remain outstanding for two years thereafter. The non-binding letter of commitment provides that purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to the Company. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, non-binding letter of commitment provides that Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective. To date, SpeechSwitch has not drawn down on the equity line of credit.

On February 28, 2005, the Company executed a non-binding letter agreement with Cornell Capital Partners LLP whereby the parties agreed to enter into a Standby Equity Distribution Agreement at such time following the date that the Company's registration statement on Form SB-2, as filed with the Securities and Exchange Commission on November 2004, is deemed effective by that agency.


According to the registration statement for the distribution of the SpeechSwitch Class A Common Stock, a 100,500-for-one stock split was accomplished by means of a stock dividend effectuated immediately prior to the effective date of the registration statement. The Company has retroactively restated the shares outstanding at December 31, 2004 for this stock split.

                              SPEECHSWITCH, INC.
                                 BALANCE SHEET
                                  (Unaudited)

                                                                    March 31,
                                                                      2005
ASSETS                                                            -----------

CURRENT ASSETS
  Cash and cash equivalents                                       $   652,813
  Accounts receivable                                                  16,322
  Due from related parties                                              2,384
  Inventory, net                                                        4,882
                                                                  -----------
  Total current assets                                                676,401
OTHER ASSETS
  Intangible assets, net                                               14,400
                                                                  -----------
TOTAL ASSETS                                                      $   690,801
                                                                  ===========

LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
-------------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                           $    77,801
  Notes payable                                                     1,000,000
  Deferred maintenance contracts                                        4,363
                                                                  -----------
  Total current liabilities                                         1,082,164


OWNER'S EQUITY (DEFICIENCY)
  Preferred stock, par value $1; Authorized 1,000,000
    shares; no shares issued or outstanding                                 0
  Common Stock
  Class A, no par value; Authorized 10,000,000,000
    shares; 10,050,000 shares issued and outstanding                        0
  Class B, par value $.01; Authorized 50,000,000
     shares; no shares issued and outstanding                               0
  Class C, par value $.01; Authorized 20,000,000
     shares; no shares issued and outstanding                               0
  Net investment by iVoice, Inc.                                    2,373,591
  Accumulated deficit                                              (2,764,954)
  Total owner's equity (deficiency)                                  (391,363)
                                                                  -----------

TOTAL LIABILITIES AND OWNER'S EQUITY (DEFICIENCY)
                                                                  $   690,801
                                                                  ===========

The Notes to the Unaudited Financial Statements are an integral part of these statements.

                              SPEECHSWITCH, INC.
                           STATEMENTS OF OPERATIONS
              For The Three Months Ended March 31, 2005 and 2004
                                  (Unaudited)

                                                        2005           2004
                                                     ---------      ---------

SALES, net                                         $    15,210    $    29,782

COST OF SALES                                            7,368         11,886
                                                   -----------    -----------
GROSS PROFIT                                             7,842         17,896
                                                   -----------    -----------
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES
     Selling expenses                                    6,714         10,045
     General & administrative expense                  136,713        109,914
     Research & development                               --            9,707
                                                   -----------    -----------
       Total Selling, General &                        143,427        129,666
       Administrative expenses
                                                   -----------    -----------
LOSS FROM CONTINUING OPERATIONS                       (135,585)      (111,770)
                                                   -----------    -----------
OTHER INCOME (EXPENSE)
     Other income                                        1,267          8,823
     Write off of financing costs                      (20,000)      (354,698)
     Interest expense                                  (11,021)        (2,512)
                                                   -----------    -----------
        Total other income (expense)                   (29,754)      (348,387)
                                                   -----------    -----------
LOSS FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                          (165,339)      (460,157)
                                                   -----------    -----------
PROVISION FOR INCOME TAXES                                --             --
                                                   -----------    -----------
NET LOSS FROM CONTINUING OPERATIONS                $  (165,339)   $  (460,157)
                                                   ===========    ===========


NET LOSS PER COMMON SHARE:
Basic                                              $      (.02)   $      (.05)
                                                   ===========    ===========
Diluted                                            $      (.02)   $      (.05)
                                                   ===========    ===========

Average weighted common shares                      10,500,000    $10,500,000
                                                   ===========    ===========



The Notes to the Unaudited Financial Statements are an integral part of these statements.

                             SPEECHSWITCH, INC.
                           STATEMENTS OF CASH FLOW
             For The Three Months Ended March 31, 2005 and 2004
                                 (Unaudited)

                                                        2005           2004
                                                     ---------      ---------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                           $(165,339)     $(460,157)
  Changes in operating assets and liabilities
     (Increase) decrease in accounts receivable          3,300        (14,958)
     Decrease in inventory                                  --             44
     Decrease in costs in excess of billings                --            670
     Increase  in accounts payable and accrued
       expenses                                         37,555             --
     (Increase) in related party accounts               (2,384)            --
     Increase in deferred maintenance contracts          3,449          1,420
                                                     ---------      ---------
  Net cash (used in) operating activities             (123,419)      (472,981)
                                                     ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Allocation of costs by iVoice                             --        472,981
  Sale of convertible debentures                       200,000             --
                                                     ---------      ---------
  Net cash provided by financing activities            200,000        472,981
                                                     ---------      ---------
NET INCREASE IN CASH                                    76,581             --

CASH - Beginning of period                             576,232             --
                                                     ---------      ---------
CASH - End of period                                 $ 652,813      $      --
                                                     =========      =========

    SUPPLEMENTAL CASH FLOW INFORMATION
CASH PAID DURING THE PERIOD FOR:
Interest expense                                     $     --       $     --
                                                     ========       ========
Income taxes                                         $     --       $     --
                                                     ========       ========


The Notes to the Unaudited Financial Statements are an integral part of these statements.

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


NOTE 1 - BACKGROUND

            The unaudited interim financial statements included herein have been prepared by SpeechSwitch, Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2004 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later that year.

            The management of the Company believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

SpeechSwitch, Inc. ("SpeechSwitch" or the "Company") was incorporated under the laws of New Jersey on November 10, 2004 as a wholly owned subsidiary of iVoice, Inc. ("iVoice"). The Company received by assignment all of the interests in and rights and title to, and assumed all of the obligations of, all of the agreements, contracts, understandings and other instruments of iVoice Technology 3, Inc., a Nevada corporation and affiliate of the Company. When we refer to or describe any agreement, contract or other written instrument of the Company in these notes, we are referring to an agreement, contract or other written instrument that had been entered into by iVoice Technology 3 and assigned to the Company.

In September 2004, the Board of Directors of iVoice, Inc. resolved to pursue the separation of iVoice software business into three publicly owned companies. iVoice will continue to focus on its own computerized telephony technology and related business development operations. SpeechSwitch intends to continue to develop, market and license the software which runs on industry-standard hardware and perform speech recognition.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of speech recognition, and certain accrued liabilities and related party debt into SpeechSwitch (the "Distribution"), the shares of common stock of which are to be distributed to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative service agreement with iVoice. The agreement will terminate upon completion of the Distribution. However, if, following the Distribution, SpeechSwitch is

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


unable to replace any or all of the services currently being provided by iVoice under the administrative services agreement, the administrative services agreement will be continued with respect to those services on a month-to-month basis.

SpeechSwitch also intends to assume $190,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into Class B Common Stock of SpeechSwitch at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the lines of business relating to iVoice's Speech-Enabled Auto Attendant, Name Dialer and Speech Software Developers Kit (Speech SDK) products, which were developed by iVoice. Speech recognition is used to recognize what a person says, and through the use of natural language understanding, derives the meaning of what is said. The Company also offers a range of support services that enable its customers and channel partners to develop voice-driven applications that use the Company's software.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

As of March 31, 2005, the Company had a net loss, a negative cash flow from operations as well as negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flow from operations.

In order to provide necessary working capital, in August 2004, the Company entered into a subscription agreement, pursuant to which the Company issued $400,000 of secured convertible debentures in August 2004, and an additional $400,000 of secured convertible debentures, in November 2004, around the time of filing of the registration statement for the Class A Common Stock, and an additional $200,000 of secured convertible debentures in February 2005. On February 25, 2005, convertible debentures equal in principal to $800,000 were terminated and replaced with a secured promissory note in the amount of $1,000,000 ($800,000 representing replacement notes and $200,000 representing new financing). The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


NOTE  4 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a) Basis of Presentation

The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's speech recognition software business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have had the Company been a stand-alone company during the periods presented.

      b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      c) Software License Costs

Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-development codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically, the Speech-Enabled Auto Attendant, Name Dialer and Speech SDK technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software, It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

      d) Revenue Recognition

The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) service. The Company's standard license agreement

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrantee period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenue and recognized over the respective terms of the agreements.

      e) Product Warranties

The Company estimates its warranty costs based on historical warranty claims experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

      f) Research and development costs

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


Research and development costs will be charged to operations as incurred.

      g) Inventory

Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            Upon completion of the spin-off the Company will have access to approximately $2,800,000 net operating loss allocated to the speech recognition software business contained in these financial statements.

      i) Organization Costs

Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

      j) Intangible Assets

In May and in December 2003, the Company was issued two patents by the U.S. Patent and Trademark Office for its Speech-Enabled Automatic Telephone Dialer. The patents expire 20 years from the date of the original patent filings. All accumulated costs incurred with respect to the Company's patent filings have been capitalized. Costs related specifically to the awarded patents are now being amortized on a straight basis over the life of the patents. All capitalized intangibles have been reviewed for impairment. In doing so, management has determined there has been no impairment of the intangible assets at March 31, 2005.

      k) Earnings Per Share

SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

The computation of basic pro forma EPS is computed by dividing income available to common shareholders by the expected number of shares to be issued in connection with

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computation are as follows:


                                              As of        As of
                                             March 31,    March 31,
                                               2005         2004
                                             --------     --------
Pro Forma Basis and diluted purposes        10,500,000   10,500,000


      l) Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities, As of March 31, 2005, the company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

      m) Recent Accounting Pronouncements

In December 2003, the FASB issued Interpretation No. 46-R, "Consolidation of Variable Interest Entities" (FIN 46-R). FIN 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth criteria to be used in determining whether an investment in a variable interest entity should be consolidated, and is based on the general premise that companies that control another entity through interests other than voting interests should consolidate the controlled entity. The provisions of FIN 46 became effective for the Company during the third quarter of fiscal 2004. The adoption of this new standard did not have any impact on the Company's financial position, results of operations or cash flows.

In December, 2003, the FASB issued a revision to SFAS No. 132 "Employers' Disclosures about Pensions and Other Post retirement Benefits." This revised statement requires additional annual disclosures regarding types of pension plan assets, investment strategy, future plan contributions, expected benefit payments and other items. The statement also requires quarterly disclosure of the components of net periodic benefit cost and plan contributions. This currently has no effect on the Company.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

NOTE 5  -  INTANGIBLE ASSETS

Intangible assets consist of accumulated costs incurred with respect to the Company's patent filings originally paid for by iVoice for $24,000 in May and December 2003. The asset is reflected at its original cost net of accumulated amortization of $9,600, from the date acquired by iVoice. The asset is being amortized over a 20-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At March 31, 2005, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2005, iVoice allocated operating costs of $472,981 to SpeechSwitch. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations. The general corporate expense allocation is primarily for cash management, selling expense, legal, accounting, tax, insurance, public relations, advertising, and human resources. Other general categories of operating expense, as well as other income and expense, have been allocated to SpeechSwitch by iVoice based upon a ratio of revenue of SpeechSwitch over total iVoice revenue for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if SpeechSwitch had performed these functions as a stand-alone company.

In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative services agreement with iVoice. The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself.

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


NOTE 7 -  INCOME TAXES

The reconciliation of the effective income tax rate to the Federal Statutory rate is as follows:

         Federal Income Tax Rate                       (34.0)%
         Deferred Tax charge (Credit)                    0.0 %
         Effect on Valuation Allowance                  38.1 %
         State Income Tax, Net of Federal Benefits     ( 4.1)%
         Effective Income Tax Rate                       0.0 %

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return. The Company has established a 100% valuation allowance for its deferred tax assets.

NOTE 8 -  COMMITMENTS AND CONTINGENCIES

As discussed in Note 3, the Company had entered into a subscription agreement with certain purchasers for the sale of $ 1,000,000 in convertible debentures. The debentures will be convertible into Class A Common Stock at the discretion of the holders only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Additionally, the Company had entered into a Standby Equity Distribution Agreement whereby the Company, at their discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under
Section 12 (g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financial transactions. On February 28, 2005, the Standby Equity Distribution Agreement was terminated. The Company has obtained a non-binding commitment for a Standby Equity Distribution Agreement whereby the Company, at its discretion, may periodically sell to an investor shares of Class A Common Stock to raise capital to fund its working capital needs. This transaction will require the Company to register its Class A Common Stock for resale to facilitate this financial transaction.

On February 28, 2005, convertible debentures equal in principal to $800,000 million were terminated and replaced with a secured promissory note in the amount of $1,000,000 ($800,000 representing replacement notes and $200,000 representing new financing).

The Company will also assume an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Non-Executive Chairman of the Board of SpeechSwitch. This amount is related to funds loaned to iVoice and is unrelated to the operations of SpeechSwitch. The note will bear interest at the rate of Prime plus 2.0% per annum on the unpaid balance until paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of SpeechSwitch Class B Common Stock, par value $.01 per share, for each dollar owed, (ii) the number of shares of SpeechSwitch Class A Common Stock calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004


As of November 8, 2004, the Company entered into a one year employment contract with Bruce R. Knef, its President and Chief Executive Officer. The Company will pay Mr. Knef a base salary of $85,000 during the term. Mr. Knef can earn bonuses based on the Company achieving certain levels of sales and profitability and will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

The Company entered into a five-year employment agreement with Jerome Mahoney, its non-executive Chairman of the Board of Directors, effective August 3, 2004. The Company will compensate Mr. Mahoney with a base salary of $85,000 for the first year with annual increases based on the Consumer Price Index. Mr. Mahoney will also be entitled to certain bonuses based on mergers and acquisitions completed by the Company.

In conjunction with the various spin-offs, SpeechSwitch has entered into temporary administrative services agreement with iVoice. The administrative services agreements will continue on a month-to-month basis until these companies have found replacement services for those services being provided by iVoice or can provide these services for itself.

NOTE  9  -  CAPITAL STOCK

Pursuant to SpeechSwitch's certificate of incorporation, as amended, the Company is authorized to issue 10,000,000,000 shares of Class A Common Stock, no par value per share, 50,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Class C Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of SpeechSwitch's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

      a) Class A Common Stock


      As of March 31, 2005, there are 10,000,000,000 shares of Class A Common Stock authorized, no par value, and 100 shares were issued and outstanding. Subsequent to March 31, 2005, upon the registration statement becoming effective, the Company's proposed 100,500-for-one stock split retroactively increased the shares to 10,050,000.


      Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance its growth objectives.

      b) Class B Common Stock

      As of March 31, 2005, there are 50,000,000 shares of Class B Common Stock authorized, par value $.01 per share. Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B

                              SPEECHSWITCH, INC.
                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                            MARCH 31, 2005 AND 2004

Common Stock being converted by a 20% discount of the lowest price that SpeechSwitch, Inc. had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of March 31, 2005, no shares were issued or outstanding.

   c) Class C Common Stock

      As of March 31, 2005, there are 20,000,000 shares of Class C Common Stock authorized, par value $.01 per share. Each holder of Class C Common Stock is entitled to 1,000 votes for each share held of record. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or wind-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of March 31, 2005, no shares were issued or outstanding.

   d) Preferred Stock

      SpeechSwitch is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of March 31, 2005, SpeechSwitch has not issued any shares of Preferred Stock.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma condensed statements of operations for the three months ended March 31, 2005 the years ended December 31, 2004 and 2003 and the unaudited pro forma condensed balance sheets at March 31, 2005 December 31, 2004 present the results of operations and financial position of SpeechSwitch, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2003 with respect to the pro forma consolidated income statements for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003 for the year ended December 31, 2004 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of SpeechSwitch, Inc.

The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if SpeechSwitch had operated independently. The pro forma financial information should not be relied upon as being indicative of results SpeechSwitch would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.


                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                  (UNAUDITED)

                            AS OF DECEMBER 31, 2004

                                                           As              Pro Forma
                                                        Reported           Adjustments         Pro Forma
                                                       -----------        ------------        ------------

Current Assets
    Cash                                               $   576,232        $      --           $   576,232
    Accounts Receivable                                     19,622               --                19,622
    Inventory                                                4,882               --                 4,882
                                                       -----------        -----------         -----------
    Total Current Assets                                   600,736               --               600,736

Intangible Assets, net                                      14,400               --                14,400
                                                       -----------        -----------         -----------
Total Assets                                           $   615,136        $      --           $   615,136
                                                       ===========        ===========         ===========

Current Liabilities
   Accounts payable and accrued
   liabilities:                                             40,246               --                40,246
   Due to related party                                       --              190,000             190,000
   Convertible debentures                                1,000,000               --             1,000,000
   Deferred maint contracts                                    914               --                   914
                                                       -----------        -----------         -----------
   Total current liabilities                               841,160            190,000           1,031,160

Stockholder's deficit                                     (226,024)          (190,000)           (416,024)
                                                       -----------        -----------         -----------
Total Liabilities and Stockholder's
Deficit                                                $   615,136        $      --           $   615,136
                                                       ===========        ===========         ===========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEET

                                  (UNAUDITED)

                             AS OF MARCH 31, 2005


                                                               As             Pro Forma
                                                            Reported          Adjustments       Pro Forma
                                                          -----------         ------------      -----------

Current Assets
Cash                                                      $   652,813        $      --          $   652,813

Accounts Receivable                                            16,322               --               16,322

Due from related party                                          2,384               --                2,384
Inventory                                                       4,882               --                4,882
                                                          -----------        -----------        -----------
         Total Current Assets                                 676,401               --              676,401
                                                          -----------        -----------        -----------

Intangible Assets, net                                         14,400               --               14,400
                                                          -----------        -----------        -----------

Total Assets                                              $   690,801        $      --          $   690,801
                                                          ===========        ===========        ===========

  Liabilities and Stockholder's Deficit
Current Liabilities
 Accounts payable and accrued liabilities                      77,801               --               77,801
   Due to related party                                          --              190,000            190,000
   Convertible debentures                                   1,000,000               --            1,000,000
   Deferred maintenance contracts                               4,363               --                4,363
                                                          -----------        -----------        -----------
         Total current liabilities                          1,082,164            190,000          1,272,164
                                                          -----------        -----------        -----------

Stockholder's deficit                                        (391,363)          (190,000)          (581,363)
                                                          -----------        -----------        -----------

Total Liabilities and Stockholder's Deficit               $   690,801        $      --          $   690,801
                                                          ===========        ===========        ===========

See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                       PRO FORMA STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                         YEAR ENDED DECEMBER 31, 2004


                                                   As               Pro Forma
                                                Reported            Adjustments            Pro Forma
                                               ----------           -----------            ---------

Sales, net                                     $ 108,222             $    --               $ 108,222

Cost of Sales                                     37,438                  --                  37,438
                                               ---------             ---------             ---------
Gross Profit                                      70,784                  --                  70,784

Selling General and
  Administrative Expenses                        480,817                49,000               529,817
                                               ---------             ---------             ---------

Loss from Operations                            (410,033)              (49,000)             (459,033)

Other Income (Expense)                          (457,017)              (12,350)             (469,367)
                                               ---------             ---------             ---------

Loss before Income Taxes                        (867,050)              (61,350)             (928,400)

Provision for Income Taxes                          --                    --                    --
                                               ---------             ---------             ---------

Net Loss                                       $(867,050)            $ (61,350)            $(928,400)
                                               =========             =========             =========

Net Loss Per Common Share:
    Basic                                                                                  $   (0.09)
                                                                                           =========
    Diluted                                                                                $   (0.09)
                                                                                           =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                       PRO FORMA STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                         YEAR ENDED DECEMBER 31, 2003


                                                   As               Pro Forma
                                                Reported            Adjustments        Pro Forma
                                               ----------           -----------        ---------

Sales, net                                      $ 130,725                              $ 130,725

Cost of Sales                                      52,974                --               52,974
                                                ---------           ---------          ---------

Gross Profit                                       77,751                --               77,751

Selling General and
    Administrative Expenses                       373,307              84,000            457,307
                                                ---------           ---------          ---------

Income (Loss) from Operations                    (295,556)            (84,000)          (379,556)

Other Income (Expense)                           (149,226)            (12,350)          (161,576)
                                                ---------           ---------          ---------

Loss before Income Taxes                         (444,782)            (96,350)          (541,132)

Provision for Income Taxes                           --                  --                 --
                                                ---------           ---------          ---------

Net Loss                                        $(444,782)          $ (96,350)         $(541,132)
                                                =========           =========          =========

Net Loss Per Common Share:

Basic                                                                                  $   (0.05)
                                                                                       =========

Diluted                                                                                $   (0.05)
                                                                                       =========


 See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.


                       PRO FORMA STATEMENT OF OPERATIONS

                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 2005


                                                      As               Pro Forma
                                                   Reported            Adjustments          Pro Forma
                                                  ---------            -----------          ---------

Sales, net                                        $  15,210             $    --             $  15,210

Cost of Sales                                         7,368                  --                 7,368
                                                  ---------             ---------           ---------

Gross Profit                                          7,842                  --                 7,842

Selling General and
Administrative Expenses                             143,427                  --               143,427
                                                  ---------             ---------           ---------

Loss from Operations                               (135,585)                 --              (135,585)

Other Income (Expense)                              (29,754)               (3,088)            (32,842)
                                                  ---------             ---------           ---------

Loss before Income Taxes                           (165,339)               (3,088)           (168,427)

Provision for Income Taxes                             --                    --                  --
                                                  ---------             ---------           ---------

Net Loss                                          $(1 65,339)           $  (3,088)          $(168,427)
                                                  =========             =========           =========

Net Loss Per Common Share:
    Basic                                                                                   $   (0.02)
                                                                                            =========

    Diluted                                                                                 $   (0.02)
                                                                                            =========


See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

         NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION


NOTE 1.

The historical financial statements of SpeechSwitch, Inc. reflect periods during which SpeechSwitch did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had SpeechSwitch been a separate, independent public company during the periods presented, nor are they indicative of future performance.

Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2.

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on December 31, 2004 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

     a) The Company is assuming an outstanding promissory note in the principal amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of SpeechSwitch, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of SpeechSwitch, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on March 31, 2005 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to December 31, 2003 as follows:

     a) The Company is assuming an outstanding promissory note in the amount of $190,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice. The note will bear interest at the rate of prime plus 2.0% per annum on the unpaid balance until paid or until default. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either
          (i) one Class B common stock share of SpeechSwitch, Inc., par value $.01, for each dollar owed, (ii) the number of Class A common stock shares of SpeechSwitch, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has requested to have prepaid by (y) eighty percent (80%) of the lowest issue price of Class A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3.

The pro forma unaudited statement of operations for the year ended December 31, 2004 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

     a) $49,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between SpeechSwitch and iVoice, Inc.

     b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by SpeechSwitch.

      The pro forma unaudited statement of operations for the year ended December 31, 2003 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

     a) $84,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between SpeechSwitch and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. In conjunction with the spin-off, SpeechSwitch has entered into a temporary administrative service agreement with iVoice. The administrative services agreement will continue on a month to month basis until SpeechSwitch has found replacement services for those services being provided by iVoice or can provide these services for itself.

     b) $12,350 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by SpeechSwitch.

The pro forma unaudited statement of operations for the three months ended March 31, 2005 was prepared assuming the distribution occurred on January 1, 2003 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2003 as follows:

     a) $3,088 in interest at 6.5% per annum on $190,000 in outstanding amounts due to a related party being assumed by SpeechSwitch.

NOTE 4.


The average number of shares of SpeechSwitch common stock used in the computation of basic and diluted net income per share was 10,500,000 for the three months ended March 31, 2005 and for the years ended December 31, 2004 and 2003, based on a distribution ratio of one share of SpeechSwitch Class A common stock for every 988 shares of iVoice common stock. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share.

=========================================     ==================================

Until ___, all dealers that effect
transactions in these securities,
whether or not participating in this
offering may be required to deliver a
prospectus. This is in addition to the
dealers' obligation to deliver a
prospectus when acting as underwriters
and with respect to their unsold
allotments or subscription. The
information contained in this prospectus
is current only as of its date.                        SpeechSwitch, Inc.

        ____________________
                                                      10,050,000 Shares of
          TABLE OF CONTENTS                           Class A Common Stock

                                 Page
                                 ----                 ____________________
Prospectus Summary...............
Summary of the Distribution......
Summary Condensed Financial
  Information....................
Potential Dilution Due to                                    [LOGO]
  Conversion at Below Market
  Price..........................
Risk Factors.....................
Cautionary Statement Regarding
  Forward-Looking Statements.....                     ____________________
Use of Proceeds..................
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations......
Our Business.....................                     Date: ________, 2005
SpeechSwitch's Management........
Certain Relationships and
  Related Transactions...........
Principal Stockholders...........
Description of Securities .......
The Distribution.................
Federal Income Tax Consequences
  of the Distribution............
Change in Accountants............
Reasons for Furnishing this
  Document.......................             ==================================
Relationship between iVoice and
  SpeechSwitch following the
  Distribution...................
Where You Can Find More
  Information....................
Index to Financial Statements....

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      SpeechSwitch's bylaws provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of SpeechSwitch) by reason of the fact that such person is or was a director or an officer of SpeechSwitch against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of SpeechSwitch and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. SpeechSwitch's bylaws also provide that it will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of SpeechSwitch to procure a judgment in its favor by reason of the fact that said person is or was a director or an officer of SpeechSwitch against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of SpeechSwitch and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. SpeechSwitch will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee           $380
       Printing and Engraving Expenses                            $25,000
       Accounting Fees and Expenses                                $8,000
       Legal Fees and Expenses                                   $150,000
       Miscellaneous                                              $30,000
                                                                 --------
       TOTAL                                                     $213,380
                                                                 --------

Item 26. Recent Sales of Unregistered Securities

      In August 2004, the Company entered into an agreement with Sloan Securities Corporation to act as an agent for the private placement of secured convertible debentures to Cornell Capital Partners, L.P. Under the placement agent agreement, the Company agreed to issue to Sloan on or about the date of effectiveness of the registration statement of which this prospectus is a part a number of shares of Class A Common Stock equal to $10,000 divided by the closing bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part. On August 12 and November 19, 2004, SpeechSwitch issued an aggregate of $800,000 in secured convertible debentures, with interest payable at 5% per annum, to Cornell Capital Partners. The debentures were convertible at the option of the holder only after the Company's Class A Common Stock has commenced trading on the Over-the-Counter Bulletin Board. Each of the debentures wase convertible into shares of Class A Common Stock at a price equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the initial bid price of the Class A Common Stock on the date of effectiveness of the registration statement of which this prospectus is a part or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the Class A Common Stock for the five trading days immediately preceding the conversion date. The secured convertible debentures had a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures could be redeemed at a 20% premium prior to August 12, 2006. The secured convertible debentures were secured by a first priority security interest in substantially all of the assets of SpeechSwitch.

      On February 28, 2005, the secured convertible debentures were terminated and replaced by a promissory note in the amount of $1,000,000 ($800,000 representing replacement notes and $200,000 representing new financing).

      Effective August 12, 2004, SpeechSwitch entered into a Standby Equity Distribution Agreement with Cornell Capital Partners to obtain an equity line of credit. On February 28, 2005, SpeechSwitch entered into a Termination Agreement with Cornell Capital Partners, pursuant to which the equity line transaction was terminated. On March 9, 2005, SpeechSwitch received a non-binding letter of intent from Cornell Capital whereby Cornell Capital agreed has offered, subject to satisfaction of certain conditions, to purchase shares of SpeechSwitch's common stock upon the terms set forth in the non-binding letter of intent and the definitive documentation to be executed after satisfaction of those closing conditions. Pursuant to the terms of the non-binding letter of intent, if the definitive documentation is executed, SpeechSwitch, subject to satisfaction of conditions, may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. The purchase price for the shares would be equal to 95% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the date that SpeechSwitch delivers to Cornell Capital Partners a notice requiring it to advance funds to us. A cash fee equal to six percent (6%) of the cash proceeds of the draw down would also be payable at the time of funding. In addition, Cornell Capital Partners would receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant to the equity line of credit becomes effective.

      SpeechSwitch has agreed to assume from iVoice upon the date of this prospectus an outstanding promissory note in the principal amount of $190,000 payable to Jerry Mahoney. This amount is related to funds loaned to iVoice and unrelated to the operations of SpeechSwitch. SpeechSwitch, for value received, will promise to pay to Mr. Mahoney the principal sum of $190,000 that will bear interest at the prime rate plus 2% per annum on the unpaid balance until paid or until default. Interest payments will be due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the promissory note, at the option of the note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of SpeechSwitch, par value $0.01, for each dollar owed, (ii) the number of shares of Class A Common Stock of SpeechSwitch calculated by dividing (x) the sum of the principal and interest that the note holder has requested to have prepaid by
(y) eighty percent (80%) of the lowest issue price of Class A Common Stock since the first advance of funds under this note, or (iii) payment of the principal of this note, before any repayment of interest. SpeechSwitch has yet to record this liability on its financial statements, as the promissory note will not be assumed by SpeechSwitch until the effectiveness of the registration statement.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. SpeechSwitch made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by SpeechSwitch, after approval by our legal counsel. SpeechSwitch believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. SpeechSwitch also believes that the investors had access to the same type of information as would be contained in a registration statement.

Item 27. Exhibits

No.                  Description
---                  -----------

3.1*                 Amended and Restated Certificate of Incorporation of
                     SpeechSwitch, Inc.

3.2*                 By-laws of SpeechSwitch, Inc.

4.1* Form of SpeechSwitch, Inc. 5% Secured Convertible Debenture due August 12, 2006 issued to Cornell Capital Partners, LP


5.1*                 Opinion of Meritz & Muenz LLP


9*                   Irrevocable Proxy of Bruce Knef, dated June 16, 2005.

10.1* Standby Equity Distribution Agreement, dated August 12, 2004, between Cornell Capital Partners, LP and SpeechSwitch, Inc.

10.2* Securities Purchase Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP.

10.3* Escrow Agreement, dated August 12, 2004, between SpeechSwitch, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4* Registration Rights Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP

10.5* Escrow Agreement, dated August 12, 2004, between SpeechSwitch, Inc., Cornell Capital Partners, LP. and Butler Gonzalez LLP

10.6* Investor Registration Rights Agreement, dated August 12, 2004, between SpeechSwitch Inc. and Cornell Capital Partners, LP.

10.7* Security Agreement, dated August 12, 2004, between SpeechSwitch, Inc. and Cornell Capital Partners, LP.

10.8* Placement Agent Agreement, dated August 12, 2004, between SpeechSwitch Inc. and Sloan Securities Corporation.

10.9* Employment Agreement, dated as of August 3, 2004, between SpeechSwitch, Inc. and Jerome Mahoney

10.10* Employment Agreement, dated as of August 1, 2004, between SpeechSwitch, Inc. and Bruce R. Knef

10.11* Administrative Services Agreement, dated August 1, 2004, between iVoice, Inc. and SpeechSwitch, Inc.

10.12* Assignment and Assumption Agreement and Consent, dated November 11, 2004 between SpeechSwitch, Inc. (Nevada) and SpeechSwitch, Inc. (New Jersey)

10.13                [Intentionally omitted.]

10.14*               Waiver dated January 6, 2005 of Jerome Mahoney

10.15*               Promissory Note from SpeechSwitch, Inc. to Jerome Mahoney

10.16* Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc., with respect to a Securities Purchase Agreement, Convertible Debentures, Security Agreement, Investor Registration Rights Agreement, an Escrow Agreement and Irrevocable Transfer Agent Instructions, each dated August 13, 2004

10.17* Termination Agreement, dated February 28, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc., with respect to a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement, each dated August 13, 2004.

10.18* Promissory Note, dated February 28, 2005, from SpeechSwitch, Inc. to Cornell Capital Partners, LP

10.19* Security Agreement, dated as of February 28, 2005, by and between SpeechSwitch and Cornell Capital Partners, LP

10.20* Guaranty of Promissory Note from iVoice, Inc. to Cornell Capital Partners, LP, made by iVoice, Inc. in favor of Cornell Capital Partners, LP

10.21* Non-Binding Letter of Intent, dated March 9, 2005, between Cornell Capital Partners, LP and SpeechSwitch, Inc.

10.22* Amendment No. 1 to Employment Agreement, dated April 1, 2005, between SpeechSwitch, Inc. and Jerome Mahoney


10.23* Amendment No. 2 to Employment Agreement, dated May 25, 2005, between SpeechSwitch, Inc. and Jerome Mahoney

10.24* Amendment No. 3 to Employment Agreement, dated July 18, 2005, between SpeechSwitch, Inc. and Jerome Mahoney

10.25* Amendment No. 1 to Employment Agreement, dated July 26, 2005, between SpeechSwitch, Inc. and Bruce R. Knef.


16* Letter of Mendlowitz Weitsen, LLP, dated May 27, 2005, with respect to the change in the Company's principal accountants

23.1                 Consent of Bagell, Josephs & Company, L.L.C.


23.2* Consent of Meritz & Muenz LLP (included in its opinion filed as Exhibit 5.1 hereto)


*     Previously filed.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 5 to the registration statement to be signed on our behalf by the undersigned, on August 3, 2005.


                                    SPEECHSWITCH, INC.

                                    By: /s/ Jerome R. Mahoney
                                       ----------------------------------
                                    Name:  Jerome R. Mahoney
                                    Title: Non-Executive Chairman of the Board


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                      TITLE                            DATE
---------                      -----                            ----


/s/ Jerome R. Mahoney          Non-Executive Chairman of        August 3, 2005
------------------------

Jerome R. Mahoney              the Board


/s/ Bruce R. Knef              President (Principal             August 3, 2005
------------------------
Bruce R. Knef                  Executive Officer) and Chief

                               Executive Officer (Principal
                               Accounting Officer) and
                               Director